Exhibit 10.18

DEVELOPMENT AND CLINICAL SUPPLIES AGREEMENT*

This Development and Clinical Supplies Agreement (the “Agreement”) is entered into as of the 19th day of June 2009 (“Effective Date”) by and among:

1.                                      3M COMPANY (“3M”) and 3M INNOVATIVE PROPERTIES COMPANY (“3M IPC”) with its principal address as 3M Center, St. Paul, MN 55144 USA; and

2.                                      Radius Health Inc. with its principle address at 300 Technology Square, Cambridge, MA  02139 (“RADIUS”).

WHEREAS

1.                                      3M, through its Drug Delivery Systems Division, has developed expertise and has rights in technology relating to drug delivery, including a proprietary microstructured transdermal system (“MTS”) for delivering drugs into and through the skin;

2.                                      RADIUS has experience and expertise in the research, development and commercialization of pharmaceutical products, including expertise in their proprietary compound BA058 (“Compound”);

3.                                      3M and RADIUS have entered a Feasibility Agreement for the development of BA058 coated MTS product (“Product”) on December 5, 2008 (the “Feasibility Agreement”) and are nearing conclusion of work under that agreement;

4.                                      3M and RADIUS wish to continue the Product development activities and to have 3M provide clinical and toxicology supplies to RADIUS suitable for preclinical, phase I and phase II studies.  If successful, RADIUS or its sublicensee may wish to further develop and commercialize the Product and 3M may wish to further develop and manufacture such Product for RADIUS or its sublicensee.

IT IS AGREED as follows:

1.                                      DEFINITIONS

1.1                                                                   “Affiliate” shall mean any company, firm or other entity controlling, under common control with or controlled by the relevant entity by ownership, direct or indirect, of more than fifty percent (50%) of the shares of outstanding capital stock thereof.  For the purpose of this Agreement, the terms “3M” and “Radius” shall include each Affiliate.

1.2                                                                   “Information” shall mean all written information relating to Compound, MTS, components, formulations, Product, Workplan and business plans, including but not limited to data; know-how; technical and non-technical materials; and compound and formulation samples, test results and specifications, which either Party shall deliver to the other pursuant to this Agreement or produced during performance of the work hereunder, stamped “Confidential” and all oral material which each Party declares to be “confidential” and confirms in writing within thirty (30) days of disclosure.

1.3                                                                   “Invention” shall mean all discoveries, inventions, ideas, data, know-how whether patentable or not arising during and out of the Program under this Agreement.

1.4                                                                “Program” shall mean a development and clinical supplies  program comprised of work conducted pursuant to a Workplan as amended in writing from time to time in accordance with the terms of this Agreement.

1.5                                                                “Workplan” (an example is attached hereto as Exhibit A) shall mean a reasonably detailed definition of the scope of work to be performed, timeline and deliverables in connection with the Program.

2.                                      SCOPE and CONDUCT OF WORK:

2.1                                                            3M and RADIUS shall use reasonable commercial efforts to carry out their obligations in respect of the work described in the Workplan in a timely and effective manner making available those of their respective personnel necessary to perform the Workplan.  The Workplan is staged in a series of go/no go decision points.

2.2                                                            3M will carry out agreed development activities relating to the MTS array, coating, and applicator in conjunction with Compound as detailed in the Workplan.  3M will develop formulations as detailed in the Workplan.

2.3                                                            Any material change in the Workplan requiring more than a [*]% increase in the estimated cost to Radius specified in Exhibit C for any phase of the Workplan (having reference to the upper bound of the estimated cost for such phase) shall be agreed between the Parties in writing in the form of a change order, the form of which is attached hereto as Exhibit B (a “Change Order”) via the change order process provided in Section 2.4.

2.4                                                            If Radius elects to make changes to the subject matter or scope of any Program, Radius will provide 3M with the information set forth in Exhibit B (“Change Order Form”), and, within 10 business days, the Parties will in good faith negotiate any change to the Workplan including timelines or budget.  Neither Radius nor 3M will have any obligation to implement changes or recognize suggested changes unless and until a revised Change Order Form and amended Workplan is agreed and executed by the Parties.

2.5                                                            3M and Radius recognize that there is no certainty as to the outcome of any Workplan, and neither makes any warranties to the other regarding technical success, commercial success, or noninfringement of resulting Product.  Furthermore, neither Radius nor 3M has any obligation under this Agreement to proceed beyond the Workplan.

3.                                      MANAGEMENT OF PROGRAM

3.1                                                            In order to have appropriate coordination between the parties in the course of the implementation of the Workplan, each party agrees to (i) appoint a technical project leader, (ii) appoint a commercialization manager, (iii) set up a joint technical team for product development management, comprising appropriate membership from 3M and RADIUS.

3.2                                                            The commercialization managers shall be in charge of the daily and regular communication between the parties with respect to the implementation of the Workplan. The technical project leaders shall be in charge of overseeing the implementation of the Workplan. The Joint Technical Team shall provide general guidance to the parties with respect to the implementation of the Workplan, manage all issues that may occur in connection with the Workplan, and define timelines and budget .

3.3                                                            The parties will keep each other informed of their progress and provide written minutes following each meeting summarizing the results of work completed.

3.4                                                       Radius will supply to 3M such technical, scientific, and other information concerning the Compound and the Program as 3M shall reasonably require from time to time in order to complete the Workplan.

3.5                                                            Radius agrees to liaise with 3M during the course of the Program and to deal promptly within 15 business days with any reasonable requests for information or further instructions in connection with the Program.

4.                                      SUPPLY OF COMPOUND AND COMPONENTS

4.1                                                            Radius shall supply 3M (i) free of charge with sufficient quantities of the Compound to enable 3M to conduct the Program as set forth in the Workplan and (ii) a certificate of analysis for the Compound.  Any Compound unused by 3M for its Workplan activities at the termination of the Program shall be returned upon request to Radius.

4.2                                                            Radius shall promptly provide 3M with all information in or coming into its possession concerning the Compound that 3M will reasonably require for the safe handling, storage, testing, use and transport thereof.

4.3                                                            3M shall supply excipients, MTS and any other agreed upon materials or components required to complete its activities under the Workplan.

5.                                      CLINICAL STUDIES AND TOXICOLOGY STUDIES

5.1                                                            RADIUS shall at its own expense be responsible for any clinical studies and/or toxicology studies and all contact with any regulatory authority concerning the Product.

5.2                                                            RADIUS understands and acknowledges that it will have sole responsibility for the safe handling, storage, testing, use and transport of Product in preclinical and clinical studies.

5.3                                                            3M will provide a non-confidential data package with the CMC section of regulatory submissions in support of RADIUS’ regulatory filings.  If needed, 3M will provide for regulatory review by right of reference to Drug Master Files.

5.4                                                            At RADIUS’ request and expense, and with reasonable advance notice, 3M will attend and participate in meetings with the FDA or other regulatory authorities regarding Product.

5.5                                                            3M will also provide RADIUS any other relevant information required for regulatory filings (e.g. preclinical data, local tolerance of materials, etc.)

5.6                                                            3M will manufacture and release preclinical and clinical supplies under the Workplan meeting agreed upon specifications and in compliance with current Good Manufacturing Practices (“cGMPs”) and/or current Good Laboratory Practices (“cGLPs”).

6.                                      PAYMENTS

6.1                                                            Radius shall pay 3M at a rate of [*] Dollars ($[*]) per hour for work carried out in connection with the Workplan.  The estimated costs for the Workplan are listed on Exhibit C.  Both Parties acknowledge that the costs are estimates and 3M shall make reasonable efforts to stay within the estimates.  If during the program 3M anticipates that the estimated cost of the program will exceed 110% of the costs listed in Exhibit C (i.e., exceed the upper bound of the estimated cost for any phase of the Workplan), the Parties shall meet to determine what if any adjustments in the Workplan and/or estimates should be made.  3M shall have the right to increase the hourly rate once per calendar year in an amount equal to the increase in the Employment Cost Index (“ECI”) over the previous calendar year upon thirty (30) days’ written notice to RADIUS with the first such notice delivered not earlier than January 31, 2010.

6.2                                                            RADIUS shall also reimburse 3M for its reasonable, and documented  incidental costs incurred pursuant to the Workplan including but not limited to travel and 3M’s out-of-pocket costs.

6.3                                                            Payments by Radius shall be net thirty (30) days from receipt of invoice with interest accruing at 1.0% per month for late payments.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

6.4                                                            RADIUS shall pay the above considerations by a wire transfer to a bank account designated by 3M.

Name of the bank:  JP Morgan Chase

Address:  1 Chase Manhattan Plaza

New York, NY  10081

ABA:  021000021

Beneficiary:  777180811

The Name of the Account Holder:  3M Company

Swift Address:  [*]

7.                                      INTELLECTUAL PROPERTY

7.1                                                            Except as necessary to conduct the work under this Agreement, neither 3M, 3M IPC, nor RADIUS grant any right or license under any patent rights or other intellectual property rights conceived prior to effective date of this Agreement.  It is, however, understood that the licenses previously granted by each party to the other party(ies) under the Feasibility Agreement shall remain in effect with respect to any rights in inventions, patents or data developed pursuant to the Feasibility Agreement in the event and to the extent such inventions, patents or data are necessary or useful to the performance of the activities contemplated by this Agreement (and subject to the provisions of this Section 7) treating such inventions, patents and data as if they were developed during and out of the work performed under this Agreement from and after the Effective Date.

7.2                                                            Except as otherwise provided below, any inventions conceived during and out of the work performed under this Agreement, and patents and applications filed thereon (“Program Patents”), shall be owned according to U.S. law as follows: those conceived solely by employees or agents of one party shall be owned by that party; those conceived jointly by an employee or agent of 3M and an employee or agent of Radius shall be owned jointly by 3M and Radius and will be considered Confidential Information of both parties with each joint owner having the right, subject to this Agreement, to practice, license, and transfer its undivided rights in such joint inventions without permission of or accounting to the other(s)) under the conditions provided for in this Agreement; provided that it is

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

expressly understood and agreed that other than to conduct the work contemplated by this Agreement, (a) 3M shall have no right to use jointly owned inventions or jointly owned Program Patents in conjunction with the Compound or any prescription pharmaceutical product that includes, as an active ingredient, any compound, other than the Compound, which is a PTH related protein, analogue or derivative but specifically excluding PTH itself or any analogue or derivative, and (b) RADIUS shall have no right to use jointly owned inventions or jointly owned Program Patents in conjunction with MTS.  Information and data developed during and resulting from the work under this Agreement (“Program Data”), solely by employees or agents of one party shall be owned by that party; those data developed jointly during and resulting from the work under this Agreement by an employee or agent of 3M and an employee or agent of Radius shall be owned jointly by 3M and Radius (and each joint owner shall have the right to practice, license, and transfer its undivided rights in such jointly owned Program Data without permission of or accounting to the other(s)) under the conditions provided for in this Agreement; provided that it is expressly understood and agreed that other than to conduct the work contemplated by this Agreement, (i) 3M shall have no right to use jointly owned Program Data in conjunction with the Compound or any prescription pharmaceutical product that includes, as an active ingredient, any compound, other than the Compound, which is a PTH related protein, analogue or derivative but specifically excluding PTH itself or any analogue or derivative, and (ii) RADIUS shall have no right to use jointly owned Program Data in conjunction with MTS.

7.3                                                            Notwithstanding the foregoing provisions of this Section 7, Program Patents and Program Data directly relating to the Compound, an improved Compound, or method of making or using Compound, regardless of inventorship, shall be owned by Radius; and Program Patents and Program Data directly relating to MTS devices (including manufacturing, coating, or uses thereof), regardless of inventorship, shall be owned by 3M.

7.4                                                            3M, 3M IPC and RADIUS grant each other a worldwide, perpetual, royalty-free, nonexclusive license under Program Data and Program Patents concerning or covering formulations of Compound solely for purposes of conducting the work contemplated by this Agreement.  It is expressly understood and agreed that other than to conduct the work contemplated by this Agreement, (a) 3M shall have no right to use such Program Data or Program Patents that are licensed to it by Radius under this Section 7.4 in conjunction with the Compound or any prescription pharmaceutical product that includes, as an active ingredient, any compound, other than the Compound, which is a PTH related protein, analogue or derivative but specifically excluding PTH itself or any PTH analogue or derivative, and (b) RADIUS shall have no right to use such Program Data or Program Patents that are licensed to it by 3M or 3M IPC under this Section 7.4 in conjunction with MTS.

7.5                                                            The above licenses shall be transferable by 3M in connection with the sale of its MTS business or RADIUS in connection with sale of its pharmaceutical business, and sub licensable in relation to products developed, manufactured, or sold by 3M or RADIUS.

7.6                                                            Upon the termination of this Agreement, each party will, at its election, return or destroy any tangible materials embodying the technology owned by the other party.

7.7                                                            Each party shall promptly disclose to the other party(ies) any inventions to the extent related to the other party’s or parties’ materials or technology conceived during and out of the work under this Agreement, that might, under applicable law, be patentable or otherwise protectable.  Each party may prepare, file, prosecute, maintain, abandon, terminate, enforce, and otherwise handle solely owned patent rights at its sole discretion and expense.  Joint patent applications and patents may be prepared, filed, prosecuted, and maintained primarily by RADIUS at its expense if claiming an invention that is based primarily on the Compound and by 3M IPC at its expense if based primarily on the MTS devices, and if the invention being claimed is not clearly either of the foregoing, the parties will agree in good faith how best to handle the cost, preparation, filing, prosecution, maintenance, abandonment, or termination of such joint applications and patents.  Within forty five (45) days following the date of disclosure regarding the existence of particular jointly owned patents, the parties shall confer and mutually agree as to appropriate protection for such jointly owned patents, including an application, preparation, prosecution and maintenance strategy.  The parties shall use outside counsel reasonably acceptable to each party to execute the agreed upon protection strategy, which counsel shall be responsible to both RADIUS and 3M, and shall use reasonable efforts to solicit both RADIUS’ and 3M’s advice on material application, preparation, prosecution and maintenance matters related thereto.  If, within six (6) months of the date of disclosure regarding the existence of particular jointly owned patent rights, the Parties have not reached mutual agreement on a protection strategy and outside counsel to execute the protection strategy, either party may initiate dispute resolution under Section 12.5.  All expenses incurred in obtaining and maintaining any patent on jointly owned patents shall be equally shared (50% each), unless one party declines to share in such expenses, then in that event the other party may assume responsibility for the prosecution and maintenance thereof, at its sole expense, provided that:  (i) title to the patent remains in the names of both parties, and (ii) the non-paying party shall have an automatic, worldwide, royalty-free, nonexclusive license thereto.  If a party that proceeds to pursue patent prosecution or maintenance activities pursuant to the preceding sentence of this Section 7.7 subsequently declines to continue such prosecution and maintenance, then the other party may take over the prosecution and maintenance thereof, at its sole expense and subject to reimbursement of one-half (50%) of the expenses paid by the other party during the period when it was not funding its share of such activities, at which time such other party shall recapture all rights thereto.  It is understood and agreed that subject to compliance with this Section 7.7, the non-filing party shall consent to the disclosure of jointly owned Confidential Information concerning jointly owned Program Patents.

8.                                      CONFIDENTIALITY

8.1                                                       The Parties agree to use reasonable efforts to maintain Information disclosed by the other in confidence, including at least efforts fully commensurate with those to protect its own confidential information.  Neither Party will use the Information of the other Party except for the performance of the work described in the Program. Each Party will disclose the Information only to its officers and employees directly concerned with the Program to whom it is necessary or useful to disclose such Information, but will neither disclose the Information to any third party nor use the Information for any other purpose; provided that Radius may disclose the Information to third party collaborator(s) as necessary for purposes of establishing Radius’ satisfaction of development milestones with respect to the Compound if such collaborators are subject to a written confidentiality agreement no less restrictive than the terms of this Section 8.  Each Party acknowledges that, except for the rights expressly granted under this Agreement, it will not obtain any rights of any sort in or to the Information of the other Party as a result of such disclosure and that any such rights must be the subject of separate written agreement(s).

8.2                                                           The disclosing Party may at any time notify the receiving Party in writing that such receiving Party must return to the disclosing Party the disclosing Party’s Information.  Each Party hereby agrees to, within thirty (30) days of such notification:  (i) return all documents and tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the other Party’s Information; and (ii) return or certify (in a writing attested to by a duly authorized officer of such Party) destruction of all copies, summaries, modifications or adaptations that such Party or its employees or agents have made from the materials provided by the disclosing Party; provided, however, that a Party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

8.3                                                           Neither Party will make any public announcement as to the execution of this Agreement or its terms without the prior written authorization of the other Party.  This shall not prevent a Party from such disclosures regarding the existence or terms of this Agreement to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange.  In such event, however, the disclosing Party shall use good faith efforts to notify and consult with the other Party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws, rules, or regulations.  In addition, each Party may provide a copy of this Agreement or disclose the terms of this Agreement (i) to any finance provider in conjunction with a financing transaction, if such finance provider agrees to keep this Agreement confidential, (ii) to enforce its rights under this Agreement, (iii) to any legal or financial advisor of such Party, or (iv) in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same; provided, the Party that receives such order or process provides prompt notice to the disclosing Party before making any disclosure (to the extent possible) and permits the disclosing Party to oppose or narrow such request for disclosure and supports any of disclosing Party’s reasonable efforts to oppose such request (at disclosing Party’s expense) and shall disclose the terms of this Agreement only in the event of a final judgment or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

8.4                                                           The Parties’ obligation of nondisclosure and the limitations upon the right to use the other Party’s Information, samples and test results shall not apply to the extent that a recipient can demonstrate that the applicable Information:  (a)  was in its possession prior to the time of disclosure; or (b)  is or becomes public knowledge through no fault or omission of the receiving Party; or (c)  is obtained by the recipient from a third party under no obligation of confidentiality to the disclosing Party; or (d)  is independently developed by the receiving Party, as evidenced by the receiving Party’s written records, without access to the disclosing Party’s Information.  A receiving Party may also disclose Information if it is required to disclose the Information in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same, provided that such receiving Party will give the disclosing Party prompt notice of such request before making any disclosure (to the extent possible) and permit the disclosing Party to oppose or narrow such request for disclosure.  The disclosing Party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement.  If such disclosing Party seeks a protective order or other remedy, the receiving Party will cooperate and support any of the disclosing Party’s reasonable efforts to oppose such request (at disclosing Party’s expense).  If such disclosing Party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the receiving Party will disclose only in the event of a final judgment or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

8.5                                                           The obligations with respect to maintaining confidentiality and non-use of Information under Section 8 shall survive the termination of this Agreement for a period of five (5) years with respect to the Workplan and Radius’ business information, but shall remain in effect for an indefinite period of time with respect to each Party’s technical information which the disclosing Party shall indicate to be a trade secret at the time of disclosure.  In this latter case the recipient Party shall keep this trade secret as confidential unless and until it ceases to be Confidential Information pursuant to items (a), (b), (c) or (d) of Section 8.4.  It is understood and agreed that nothing in this Agreement obligates any Party to disclose or receive any Confidential Information that is of a technical nature but that if a Party refuses to accept such Confidential Information and such Confidential Information is necessary to perform the transactions contemplated by this Agreement then the disclosing Party may terminate this Agreement without any obligation to pay the costs set forth above.

9.                                      EXCLUSIVE RELATIONSHIP

9.1                                                            During the term of this Agreement the parties shall work exclusively with one another for Compound delivery by MTS.

9.2                                                            In the event that RADIUS elects to further develop the Product developed by 3M hereunder for commercialization, 3M shall have the exclusive right to further develop and manufacture Product for RADIUS and/or RADIUS licensees at a reasonable, good faith price, consistent with customary drug supply pricing and such other terms and conditions as are reasonable and customary in the commercial supply of pharmaceutical compounds.  Any such development and supply agreements shall be negotiated in good faith between the parties.  3M’s pricing for commercial supply of Product to RADIUS and/or RADIUS licensees will depend, among other things, on such factors as the components used, packaging, formulation, sales volume, and other costs that are not known at this time.  3M shall make its election with respect to further development and commercial manufacture/supply upon request by RADIUS at any time following completion of Phase I clinical testing of Product, and if 3M elects to further develop and manufacture/supply Product, 3M and RADIUS shall promptly negotiate in good faith the terms of a formal “Commercial Supply Agreement” within 6 months of the start of Phase II clinical testing.

9.3                                                            Neither RADIUS nor 3M has any obligation under this Agreement to proceed beyond the Workplan.

10.                               WARRANTIES, LIMITED REMEDY/LIMITIATION of LIABILITIES, and INDEMNIFICATION

10.1                                                     Each party warrants that it (i) has the right to enter into this Agreement; and (ii) it has no obligations to any other person or entity which are in conflict with its obligations under this Agreement.

10.2                                                     RADIUS hereby represents and warrants that all Compound supplies shall at the time of delivery to 3M meet specifications agreed upon in writing by 3M and RADIUS.

10.3                                                     3M warrants to RADIUS that 3M will store and handle the Compound supplied by RADIUS as well as the Products in accordance with RADIUS instructions.

10.4                                                     3M warrants that it will manufacture any toxicology supplies of the Product in accordance with cGLPs or cGMPs and any clinical supplies of the Product in accordance with cGMPs, and that such Product will at the time of shipment meet any specifications agreed upon in writing by the parties, provided that RADIUS’ sole remedy for supply of defective Product shall be replacement of such Product, and 3M shall have no obligation to replace Product or indemnify RADIUS pursuant to this section for Product that does not meet the specifications because of RADIUS’ failure to supply Compound meeting the agreed specifications.

10.5                                                     EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 10, NEITHER PARTY GIVES ANY EXPRESS OR IMPLIED WARRANTY RELATED TO THIS AGREEMENT, THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT, OR ANY OTHER MATTER OR SUBJECT ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

10.6                                                     3M shall indemnify, defend, and hold RADIUS harmless from and against any and all third party loss or liability for any and all judgments, claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties or costs (including without limitation reasonable attorney’s fees, costs and disbursements) arising from any personal injury or alleged personal injury claim against Radius to the extent that such claim results from 3M’s breach of warranty, and, provided that 3M shall be liable only to the extent such breach resulted in the harm or injury for which RADIUS seeks indemnification.

10.7                                                     Except for the preceding indemnification provided by 3M for supplying Product that fails to meet specifications, RADIUS shall indemnify, defend, and hold 3M and 3M IPC harmless from and against any and all other third party loss or liability for any and all judgments, claims, causes of action, suits, proceedings, damages, demands, fees, expenses, fines, penalties and costs (including without limitation reasonable attorney’s fees, costs and disbursements) arising from RADIUS’ or its agent’s use, testing or clinical studies of Product.

10.8                                                     Both RADIUS and 3M are obligated to promptly notify the other party of any claim for which they intend to seek indemnification under the terms of this Agreement.  Failure to give notice shall not constitute a defense, in whole or in part, to any claim by any indemnified entity hereunder except to the extent the rights of the indemnitor are materially prejudiced by such failure to give notice.  If either party accepts the defense of and indemnification for a case without reserving the right to later seek contribution or indemnity from the tendering party, then the tendering party shall have no control over the defense of such case.  If either party accepts the defense of and indemnification for a case, but reserves the right to later seek indemnity or contribution from the tendering party, then the tendering party shall have the right to actively participate in the defense of the case with the non-tendering party and outside counsel, and any settlements shall require the consent of both parties. If a claim arises within the scope of an indemnity, the party seeking indemnity will fully cooperate in the defense of any such claim.

10.9                                                     If both parties desire to defend a case together, then the parties shall jointly control the defense of such case. If either party desires to defend a case with separate counsel, then each party shall be entitled to control its own legal defense of any claim; provided, however, that any party seeking indemnification or contribution shall in good faith consult with the other party regarding the defense strategy to be employed throughout the case, but only to the extent such consultation does not reveal matters that may be at issue between the party seeking indemnification and the other party.  A party seeking indemnification or contribution from the other party cannot settle a case without the consent of the other party.

10.10                                              EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH ABOVE, AND NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATED TO PRODUCT OR PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT REGARDLESS OF THE LEGAL THEORY ASSERTED INCLUDING, BUT NOT LIMITED TO, CONTRACT, FAULT, NEGLIGENCE OR STRICT LIABILITY.

11.                               TERM AND TERMINATION

11.1                                                     The Agreement shall remain in force for the earlier of (a) two (2) years from the date of execution by the Parties or (b) completion of work and deliverables under the Workplan, after which time the Agreement shall expire.

11.2                                                     Either Party may terminate this Agreement in the event of a material breach of the Agreement by the other Party that the breaching Party has failed to cure within thirty (30) days of receipt of written notice from the non-breaching Party.  In the event of termination of this Agreement by 3M pursuant to this provision, Radius shall be obliged to pay 3M within thirty (30) days of termination any unpaid balance of the fees or expenses for work performed prior to termination.

11.3                                                     Radius may terminate without cause this Agreement upon sixty (60) days written notice to 3M.  Upon receiving notice of Radius’s intent to terminate, 3M shall make commercially reasonable efforts to stop all activities under any Workplan as soon as practicable.

11.4                                                     All charges and expenses owed to 3M prior to the effective date of termination shall become due and payable, and except in the event of termination due to 3M’s breach, Radius shall pay all charges and expenses reasonably incurred by 3M in winding down its activities at a rate of $[*] per hour during the sixty (60) day notice periods referred to above, provided that 3M shall act diligently to minimize all wind down costs, upon receipt of a termination notice. In the event of termination for any reason, the parties shall upon request provide the other party, if not in material breach, with any preliminary data (preclinical or clinical) and any unanalyzed samples available within 30 days of termination.

11.5                                                     In the event this Agreement expires or is terminated, the provisions of Sections 7, 8, 10, and paragraphs 12.1, 12.4, 12.5, 12.7 and 12.8 shall survive said expiration or termination in accordance with their terms.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

12.                               MISCELLANEOUS

12.1                                                     This Agreement contains the complete and entire agreement between the parties hereto, and supersedes any previous communications, representations, or agreements whether verbal or written relating to the subject matter hereof.

12.2                                                     No change, addition, waiver, amendment, or modification of any of the terms or conditions hereof shall be valid or binding on either party unless in writing and signed by authorized representatives of both parties.

12.3                                                     Neither Radius nor 3M shall be considered in default or be liable to the other Party for any delay in performance or non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, earthquake, war whether declared or not, accident, labor strike or labor disturbances, sabotage, transportation strike or interference, order or decrees of any court or action of governmental authority or shortages in or an inability to procure materials; provided, however, that diligent efforts are made to resume performance as quickly as possible.

12.4                                                     The Parties consent to and this Agreement shall be construed under Delaware law, notwithstanding any choice of law provision to the contrary.   The failure to enforce any right or provision herein shall not constitute a waiver of that right or provision.  If any provisions herein are found to be unenforceable on the grounds that they are overly broad or in conflict with applicable laws, it is the intent of the Parties that such provisions be replaced, reformed, or narrowed so that their original business purpose can be accomplished to the extent permitted by law, and that the remaining provisions shall not in any way be affected or impaired thereby.  The rights and obligations of Radius and 3M which by intent or meaning have validity beyond such termination or expiration (including, but not limited to, rights with respect to confidentiality, intellectual property, and liability limitations) shall survive the termination or expiration of this Agreement or any Workplan.

12.5                                                     Any questions, claims, disputes or litigation arising from or related to the making, performance or alleged breach of this Agreement, or to any available remedies (a “dispute”), shall be governed by the laws of Delaware, without regard to conflicts of law principles, and shall be resolved as follows: (i) upon written notice of dispute (the “notice”), by in-person negotiation between senior business representatives of the parties who have authority to fully resolve the dispute; (ii) if within 60 days of the notice the dispute has not been fully resolved, the parties shall conduct a confidential mediation using a location, mediator, and rules acceptable to both parties (with the costs of mediation shared equally); (iii) if the dispute is not then resolved, and as a last resort only, either party may commence litigation.  Nothing herein shall preclude either party from taking whatever actions it deems necessary to prevent immediate, irreparable harm to its interests.

12.6                                                     This Agreement may not be assigned by either Party except by prior written consent of the other Party (not to be unreasonably withheld); provided that this Agreement may be assigned by 3M without the consent of Radius in connection with the sale of substantially all of 3M’s MTS drug delivery business (whether by merger, consolidation or sale of all or substantially all the assets relating to such business (including the grant of an exclusive license covering all or substantially all of the intellectual property rights of such business)); and this Agreement may be assigned by Radius without the consent of 3M in connection with the sale of substantially all of Radius’ business relating to the Compound (whether by merger, consolidation or sale of all or substantially all the assets relating to such business (including the grant of an exclusive license covering all or substantially all of the intellectual property rights of such business).

12.7                                                     Radius and 3M shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority in handling or disposing of the Compound and formulations.

12.8                                                     Any notice or other communications sent or delivered hereunder shall be in writing and shall be effective if hand delivered or if sent by telex, express delivery service or certified or registered mail, postage prepaid.

If to Radius:	Radius Health, Inc.
300 Technology Square
Cambridge, MA 02139
Attention: Chief Executive Officer

If to 3M:	3M Drug Delivery Systems
3M Center Building 275-3E-10
St. Paul, MN 55144-1000

Attention: Division Vice President

With a copy to Legal Affairs at the above address

EXECUTED by the parties

For and on behalf of:

3M COMPANY

Signed:	/s/ James A. Vaughan	Dated:	June 23, 2009

Printed: James A. Vaughan		Title: 3M Drug Delivery System Division Vice- President

3M INNOVATIVE PROPERTIES COMPANY

Signed:	/s/ Robert W. Sprague	Dated:	June 23, 2009

Printed: Robert W. Sprague		Title: Secretary

RADIUS HEALTH, INC.

Signed:	/s/ B.N. Harvey	Dated:	June 19, 2009

Printed: B. Nicholas Harvey		Title: Chairman, President, Chief Executive Officer

Exhibit A

WORK PLAN SUMMARY

Objective:

The objective of the work plan is to develop two additional BA-058 sMTS patch formulations and processes (150 and 200 µg/array), and to prepare four strengths of product (50, 100, 150, 200 µg/array) plus a placebo to be utilized by Radius to complete preclinical tox evaluations and a Phase I clinical study.

Deliverables:

•                  Shipment of 4 distinct formulations/strengths of BA-058 sMTS (Ex Works 3M’s site) for preclinical toxicology studies and a Phase I clinical POC study (50, 100, 150, 200 µg/array)

•                  Shipment of a representative placebo sMTS (Ex Works 3M’s site) for preclinical toxicology studies and a Phase I clinical POC study

•                  Data to support the stability of key formulations of the product through the time needed to conduct the Phase I clinical POC study

•                  Data to support the stability of key formulations of the product through the proposed shelf life of the product (up to 2 years)

•                  On-site training support for clinicians for application of the sMTS

•                  3M shall establish and maintain proprietary Drug Master Files (DMFs) including information on the components, coating and manufacturing processes sufficient to support regulatory filings in the U.S. and Canada.  A right of reference to 3M’s DMFs will be granted to Radius to support regulatory filings in the U.S. and Canada.  Outside the U.S., 3M will provide Radius with nonconfidential information from the DMFs necessary to support regulatory filing in said country

•                  Formulation information sufficient to support regulatory filings in the U.S. and Canada

Timing:

The overall time estimate from start of Stage 3 to shipment of clinical supplies for the Phase I study is estimated to be 4-7 months.

This estimate assumes initiation of the Phase I trial as soon as possible following the preclinical tox study.  The estimate does not include timing associated with the in-vivo portion of the preclinical toxicology study.

Assumptions of the work plan:

•                  Lot sizes for BA058-sMTS drug product not to exceed [*] GMP-grade units; lot size for placebo unit not to exceed [*] units.

•                  The starting formulation (BA-058 + excipients) will be provided to 3M by Radius, sterile and in a form compatible with aseptic processing unless the formulation is determined to be stable through terminal sterilization.

•                  Radius will be responsible for executing all elements (protocols, regulatory filings, conduct) of the GLP toxicology studies.

•                  Radius will be responsible for executing all elements (protocols, regulatory filings, conduct) of the Phase I trial.

•                  Work plan assumes the use of the POC MTS applicator system and patch design.

•                  Timing required for conducting the GLP toxicology studies is not included in the estimate; timing assumes the Phase I trial will start as soon as possible following the toxicology studies.

•                  If results determine that additional doses of BA058-sMTS arrays are needed, additional costs and time may be incurred.

•                  Quantity of BA-058 required to perform the work plan is to be determined.

•                  sMTS patches for use in the POC clinical study will be bulk labeled by 3M and provided to Radius for further labeling according to the requirements of the clinical protocol.

•                  The clinical trial will be conducted in the United States or Canada under an IND sponsored by Radius.  Stability studies on key formulations will be a maximum of 24 months in length; the stability report will be completed within 2 months of the completion of the stability study.

•                  If results from Stage 2 of the feasibility agreement indicate, the supplies will be terminally sterilized.

Stage 3: Formulation development, preparation of toxicology and clinical supplies

Summary:  3M will develop 2 additional doses of BA058-sMTS (150 and 200 µg/array), manufacture toxicology supplies and GMP supplies for shipment to Radius for preclinical toxicology testing and for a Phase I clinical study.  3M will write and submit DMF(s) for reference by Radius and contribute documentation needed to support a pre-IND and IND filing.  3M will also run the supporting stability studies with these studies going out to 2 years for key doses.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

3M Tasks

Develop and optimize 2 additional BA058-sMTS products (150 and 200 µg/array)

Complete experiments to demonstrate BA058 release in vivo in selected animal model

Agree with Radius on study design for preclinical toxicology evaluation; consult with Radius on clinical study protocol and with the clinical site for aspects related to sMTS application

Adapt and verify BA-058 patch manufacturing processes, as required

Finalize specifications and methods for array patch and applicator supplies

Develop and verify low bioburden or terminal sterilization mfg. approach; verify supplies meet low bioburden or sterility criteria, as applicable

Draft and approve protocols for assembly, sterilization, formulation, coating, and bulk packaging of supplies; write methods and specifications to characterize toxicology supplies and Phase I supplies

3M/Radius to finalize specifications for BA-058 s-MTS selected formulations

Complete raw material/component clearances, including API

Provide sterile ready to coat formulation (BA058+excipients).

Mold arrays, manufacture and characterize for toxicology studies and Phase I study

Manufacture and ship toxicology and clinical supplies to Radius (FOB)

Initiate screening stability studies on selected formulations

Provide Certificate of Conformance and Certificate of GMP compliance along with shipment of BA058-sMTS product

Provide chemistry, manufacturing and controls (CMC) information pertaining to BA058-sMTS formulation.  Write and provide documents describing manufacturing process for regulatory submissions. 3M to provide Radius with letters of authorization to reference 3M DMFs describing the device manufacture and coating processes.

Perform stability studies on select doses (6 months for all doses; up to 24 months for 1-2 key doses)

Radius Tasks

Develop regulatory strategy

3M/Radius to finalize specifications and methods for selected formulations and final products

3M/Radius to agree on stability testing plan

Design and perform GLP toxicology studies

Receive, label and provide final product clearance of Phase I clinical supplies

Author Investigators Brochure, pre-IND and IND submission

Write clinical protocol, define safety and efficacy endpoints

Execute or oversee the Phase I clinical study

Exhibit B

Change Order Form

Change order under Agreement dated: [add title and date of agreement]

Between:

Project Name:

Change requested by:

Name:

Company:

Date:

Description of change: [Include details here of the task changes or additions and any change in timelines and/or fees, with reference to the original tasks, timeline or fees where applicable.  These details may be attached as a schedule to this change order.]

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

RADIUS HEALTH, INC.:	3M COMPANY:
Name:	Name:
Signature:	Signature:
Position:	Position:
Date (dd/mm/yy):	Date (dd/mm/yy):

Exhibit C

Estimated Costs by Stage

Stage	Timing	Program Cost Estimate

Stage 3 — Formulation development, Preparation of Toxicology and Clinical Supplies	4-7 month	$750,000 - $1,250,000

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

DEVELOPMENT AND CLINICAL SUPPLIES AGREEMENT AMENDMENT NO. 1*

Radius Health Inc. (“RADIUS”) and 3M COMPANY (“3M”) and 3M INNOVATIVE PROPERTIES COMPANY (“3M IPC”) entered into the certain Development and Clinical Supplies Agreement (the “Agreement”) as of June 19, 2009 (“Effective Date”).

Pursuant to Paragraph 9.4 of the Agreement, the parties wish to enter into this Amendment No. 1 to the Agreement (“Amendment No. 1”) effective as of December 31, 2009 (“Amendment Date”).  Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree as follows:

1.  Change in Work Plan; Change in Price Structure.  The parties were required to undertake additional work not contemplated by the Work Plan concerning viscosity experiments with respect to the Product.  This additional work increased the costs to perform Stage 3 of the Work Plan above the Program Cost Estimate set forth in the Agreement.  The parties have conferred with respect to these incremental costs as well as the activities and pricing outlined in the Work Plan and have agreed that the costs for these viscosity experiments as well as all other activities outlined in the Work Plan, including but not limited to preclinical and clinical activities relating to the development and manufacturing of the [*] and [*] mcg doses, stability testing, information supporting manufacturing and regulatory filings, as well as on site training support for clinicians shall not exceed $1,325,000 in the aggregate.

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 1.

3.  General.  This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

[remainder of this page intentionally left blank]

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and duly delivered by their respective duly authorized officers, intending it to take effect as of the Amendment Date.

3M COMPANY

Signed:	/s/ James A. Vaughan	Dated:	01/18/2010

Printed: James A. Vaughan		Title: 3M Drug Delivery System Division Vice-President

3M INNOVATIVE PROPERTIES COMPANY

Signed:	/s/ Robert W. Sprague	Dated:	January 13, 2010

Printed: Robert W. Sprague		Title: Secretary

RADIUS HEALTH INC.

Signed:	/s/ B.N. Harvey	Dated:	2/24/10

Printed: B. Nicholas Harvey		Title: Chief Financial Officer

2

Second Amendment To Development and Clinical Supplies Agreement*

This Amendment, dated September 16, 2010 by and between 3M Company, and 3M Innovative Properties Company having a principal office at 3M Center, Building 275-3E-10, St. Paul, MN  55144-1000 (hereinafter “3M”), and Radius Health Inc. having a principal office at 300 Technology Square, Cambridge, MA (hereinafter “Radius”) amends the Development and Clinical Supplies Agreement dated June 19, 2009  (hereinafter “the Agreement”) as follows:

RECITALS:

A.            Whereas, 3M and Radius have previously entered into a Development and Clinical Supplies Agreement dated June 19, 2009 (“Agreement”) for the development and delivery of clinical supplies up through Phase II for a BA058 coated MTS  product (“Product”);

B.            Whereas,  Radius has conducted preclinical and clinical trials with Product; including a Phase Ia clinical trial with Product which rendered results that did not meet predetermined criteria;

C.            Whereas, Radius is willing to repeat the Phase Ia clinical trial with new Product made by 3M using a different, proprietary array material;

D.            Whereas, 3M is willing to manufacture new clinical supplies of Product at its own expense subject to the terms of this Amendment.

E.             Whereas, Radius also requires additional clinical supplies, including Phase Ib supplies.

F.              Whereas, 3M will have the capability or producing Phase II supplies by August 31, 2011 and will assume the capital expenditures costs for Phase II supplies;

G.            Whereas, all terms of the Agreement not explicitly amended by this Amendment shall remain in full force and effect.  To the extent not modified or defined by this Amendment, all capitalized and defined terms shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.              3M shall manufacture three (3) doses plus Placebo of Phase Ia/b clinical supplies of Product using 3M’s proprietary array material in quantities and for such uses as set forth below.  Phase Ia will be provided at 3M’s expense.  Included in the runs shall be small quantities of 200 mcg and Placebo (50 each) for preclinical studies. Such supplies shall be manufactured in September and October 2010 with a target release of approximately three (3) weeks after each run. The supplies will be manufactured in the following order: 100 mcg, Placebo, 200 mcg and 150 mcg. Production of the 100 mcg dose is targeted September 27, 2010, with the target release date on or before October 31, 2010. The Placebo is targeted to be released within a week or less afterwards. The 200 mcg and 150 mcg doses are targeted

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

1

to be released one and two weeks after that, respectively. The preclinical supplies, 200 mcg and Placebo, are targeted to be released under quarantine by October 11 and October 18, 2011, respectively.

	100 mcg dose	150 mcg dose	200 mcg dose	Placebo
Study supplies (Phase 1+7-day tox)	198	215	232	218
Extras	15	15	15	15
Retains	100	100	100	100
Release	55	55	55	40
Stability	140	140	140	0

Needed Arrays	508	525	542	373
Total with 25% overage	635	656	678	466

2.                                      3M shall conduct a limited stability protocol on all three doses of the clinical supplies of Product.  The stability protocol shall include two storage conditions: 4C/ambient humidity with four (4) pulls (1,3,6, and 12 months), not including release, and 25C/60%RH with a single (1) pull at 1 month.  3M shall also conduct a limited stability protocol on the ready-to-coat (RTC) solutions for Phase 1a/b supplies.  The stability protocol shall include one storage condition: 4C/ambient humidity with five (5) pulls (1,2,3,4 and 6 months) for each solution. The RTC solution will also be tested prior to each manufacturing run for confirmation of formulation. 3M shall invoice Radius [*] Dollars ($[*]) per pull point for this stability testing at the conclusion of testing of the each pull.

3.                                      Upon request by 3M, Radius shall provide 3M with certain requested preclinical and clinical data generated by Radius under any previous Workplans; Radius shall not be required to provide preclinical or clinical data to 3M in the event and to the extent that the relevant data is being used or intended for use to support a patent application unless the parties mutually agree upon a method of disclosure that does not present a risk to the integrity of the applicable patent application.  3M shall have the right to use the preclinical and clinical data provided by Radius pursuant to this Section 3 (as well as any preclinical and clinical data previously provided to 3M by Radius) for purposes of marketing its MTS technology, so long as 3M does not disclose (i) the identity of Radius, (ii) the identity of BA058, or (iii) any information related to BA058 that would allow any third party to ascertain the identity of BA058, the therapeutic areas for which BA058 is useful for, including but not limited to the prevention and/or treatment of osteoporosis.  Before disclosing any Radius preclinical or clinical data provided pursuant to this Section 3 (as well as any preclinical and clinical data previously provided to 3M by Radius), 3M shall provide Radius with a draft of the portions of any proposed disclosure that contain such data no fewer than thirty (30) days prior to the

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

2

planned disclosure date so that Radius may review the planned disclosure and confirm that it does not disclose any of the information covered by (i)-(iii).  3M shall comply with Radius’ reasonable request to delete references to information covered by (i)-(iii).  If there is a dispute regarding publications, such dispute shall be resolved by the parties and will include an undertaking by each party to propose scientifically meaningful equivalent disclosure that does not disclose the information covered by (i)-(iii).  It is specifically understood that disclosure of preclinical and/or clinical information to 3M under this Section 3 shall not alter its status (if applicable) as Radius Confidential Information.  It is further understood that after a disclosure has been approved by Radius under this Section 3 and approved that disclosure may be reused in the same format without resort to a separate review by Radius.  Radius also agrees to provide 3M with certain requested clinical data generated under any future Workplans upon Radius approval, which shall not be unreasonably withheld, and subject to the limitations set forth above with respect to data generated by Radius under previous Workplans.

4.                                      3M shall provide approximately seven hundred (700) Phase Ib supplies (included in the table above in (1)) 3M shall invoice Radius for such supplies on a time and material basis.  The estimated cost for the Phase Ib supplies is $85,000.

5.                                      3M shall provide proof to Radius that a DMF reference letter is on file. 3M shall provide Radius with an updated CMC section and finalized non-redacted copies of preclinical and clinical reports describing safety of the TAZ arrays, as well as any other information necessary for Radius regulatory filings.

6.                                      3M shall provide up to fifty (50) applicators for clinical use.

7.                                      The term of the Agreement shall be extended until June 19, 2013.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate as of the date and year the last Party signs below.

ACCEPTED AND AGREED TO:

3M COMPANY		Radius Health, Inc.

By	/s/ Jim A. Vaughan	By	/s/ B.N. Harvey
Print Name	Jim A. Vaughan	Print Name	B.N. Harvey
Title	Division VP & GM	Title	CFO and SVP
Date	Sept. 22, 2010	Date	16 Sept, 2010

3M INNOVATIVE PROPERTIES COMPANY

By	/s/ Robert W. Sprague

3

Print Name	Robert W. Sprague
Title	Secretary
Date	9-20-2010
ACR # 201004140

4

EXECUTION COPY

Third Amendment To Development and Clinical Supplies Agreement*

This Amendment, dated September 29, 2010 by and between 3M Company, and 3M Innovative Properties Company having a principal office at 3M Center, Building 275-3E-10, St. Paul, MN  55144-1000 (hereinafter “3M”), and Radius Health Inc. having a principal office at 300 Technology Square, Cambridge, MA (hereinafter “Radius”) amends the Development and Clinical Supplies Agreement dated June 19, 2009  (hereinafter “the Agreement”) as follows:

RECITALS:

A.            Whereas, 3M and Radius have previously entered into a Development and Clinical Supplies Agreement dated June 19, 2009 for the development and delivery of clinical supplies up through Phase II for a BA058 coated MTS  product (“Product”) and have entered into a Second Amendment to the Agreement dated September 16, 2010 (the “Agreement”);

B.            Whereas, Radius also requires additional clinical supplies, including chronic dermal toxicology supplies

C.            Whereas, Radius  may require stability testing of any clinical or toxicology  supplies provided by 3M;

D.            Whereas, to meet Radius required timing, 3M must invest in additional facilities and equipment;

E.             Whereas Radius is willing to guaranty repayment of a portion of the planned work to enable 3M to justify its investment in the event that Radius does not expend certain additional sums with 3M under existing and future Workplans by Dec 20, 2011 ;

F.              Whereas, all terms of the Agreement not explicitly amended by this Amendment shall remain in full force and effect.  To the extent not modified or defined by this Amendment, all capitalized and defined terms shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.                                      3M shall provide approximately seven thousand five hundred (7,800) chronic dermal toxicology supplies (at two doses and Placebo) in amounts shown in the table below.  3M shall invoice Radius for such supplies on a time and material basis.  The estimated cost for the Chronic Dermal Toxicology supplies is $475,000.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

1

The chronic dermal toxicology supplies will be produced in two runs. The first of each lot is targeted to be manufactured by January 1, 2011. The second of each lot is targeted to be completed by March 1, 2011.

	100 mcg dose	200 mcg dose	Placebo
6 Month Tox	2,400	2,400	2,400
Extras	0	0	0
Retains	100	100	100
Release	55	55	40
Stability	250	250	0

Needed Arrays	2,805	2,805	2,540

2.                                      3M shall conduct a stability protocol on the two doses of the chronic dermal toxicology supplies. The stability protocol shall include two storage conditions: 5C/ambient humidity with two (2) pulls (6 and 12 months), not including release, and 25C/60%RH with a single pull at one (1) month. 3M shall also conduct a limited stability protocol on the ready-to-coat (RTC) solutions for the chronic dermal toxicology supplies.  The stability protocol shall include one storage condition: 5C/ambient humidity with five (5) pulls (1,2,3,4 and 6 months) for each solution. The RTC solution will also be tested prior to each manufacturing run for confirmation of formulation. 3M shall invoice Radius Three Thousand Six Hundred Dollars ($3,600) per pull point for stability testing at the conclusion of testing of the each pull for any requested stability work.

3.                                      Radius understands that for 3M to meet Radius’ requirements under paragraph 1.3M will need to invest in additional facilities and equipment and that the expected revenue from providing these requirements is not sufficient to cover 3M’s investment.  Therefore, Radius agrees that if Radius does not fund at least $1.8 million of work under existing and future Workplans, including the cost of  supplies above and the $85,000 payment made pursuant to the Second Amendment to the Agreement dated September 16, 2010, starting after the effective date of this Amendment and ending by no later than December 20, 2011, or if Radius terminates the Agreement without cause or 3M terminates the Agreement for cause and at the time of such termination or expiration Radius has not expended an aggregate $1.8 million of work during the period from the effective date of this Amendment until the effective date of termination, 3M shall invoice Radius any shortfall from this amount by December 31, 2011 and Radius shall pay 3M unless otherwise agreed by 3M.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

2

4.                                      Notwithstanding the foregoing, in the event that the results from Radius Phase Ia study from either application sites (the thigh or the abdomen) meet the criterion listed below, Radius shall be obligated to pay for any shortfall under the circumstances set forth in paragraph 3.

Criteria for Phase Ia results:

•                  Cmax of low dose OR mid dose will be equal to or exceed 95% of the Cmax associated with the 80 mcg SC dose

•                  Cmax of mid dose OR high dose will be equal to or exceed 125% of the Cmax associated with the 80 mcg SC dose

5.                                      Except to the extent expressly amended by this Third Amendment, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Third Amendment.

6.                                      This Third Amendment may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate as of the date and year the last Party signs below.

ACCEPTED AND AGREED TO:

3M COMPANY		Radius Health Inc.

By	/s/ Jim A. Vaughan	By	/s/ B. N. Harvey

Print Name	Jim A. Vaughan	Print Name	B. N. Harvey

Title	Division VP & GM	Title	SVP and CFO

Date	10/7/2010	Date	September 29, 2010

3M INNOVATIVE PROPERTIES COMPANY

By	/s/ Robert W. Sprague

Print Name	Robert W. Sprague

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

3

Title	Secretary

Date	October 5, 2010

ACR # 201004143

4

EXECUTION COPY

FOURTH AMENDMENT TO DEVELOPMENT AND CLINICAL SUPPLIES AGREEMENT*

This Fourth Amendment (this Amendment”) is entered into as of March 2, 2011 by and between 3M Company, and 3M Innovative Properties Company having a principal office at 3M Center, Building 275-3E-10, St. Paul, MN 55144-1000 (hereinafter “3M”), and Radius Health, Inc. having a principal office at 201 Broadway, 6th Floor, Cambridge, MA (hereinafter “Radius”) and amends the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010 and the Third Amendment dated as of September 29, 2010 (hereinafter, the “Agreement”). Capitalized terms used in this Amendment and not defined herein are used with the meanings ascribed to them in the Agreement.

RECITALS:

WHEREAS, the Parties wish to enter into this Amendment to address certain matters relating to the development and supply of Product to Radius by 3M for use in a Phase II clinical study.

NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.                                      3M shall perform the Workplan attached as Attachment 1 to this Amendment with respect to the development and supply of Product for use by Radius in a Phase II clinical study for the Product.  The Workplan may not fully disclose the detailed technical plans and protocols that 3M will follow in the performance of the Workplan, but 3M represents and warrants that it has adopted such plans and protocols and will provide them to Radius upon request. Such requests shall be submitted as Change Orders and shall be provided at Radius’ expense in the event and to the extent that 3M is required to draft such plans and non-proprietary protocols and cannot utilize plans and protocols that exist at the time that Radius makes such request.  If 3M can utilize plans and protocols that are documented at the time Radius makes such request, 3M shall provide such plans and protocols to Radius at no charge.  3M will deliver Product no later than 14 months after the effective date of this Amendment and will use commercially reasonable efforts to accomplish delivery by March 15, 2012.   The costs for development and supply of Product for the Phase II clinical study is estimated to be $5.9 million, based on the assumptions and tasks outlined in Attachment 1.The Parties shall confer regarding the estimated hours set forth in the Workplan attached as Attachment 1 and such hours may be subject to an adjustment in the event that the Parties determine that the hours required to perform the Workplan are different from the estimated hours set forth in Attachment 1.  3M will provide Radius with a list of significant tasks identified in the Workplan and the hours associated with them. 3M and Radius will meet regularly to review the progress and budget.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

3M Drug Delivery Systems	Confidential

1

2.                                      3M will provide Radius with a copy of documentation as agreed in the Quality Agreement.  3M will also provide a development plan that addresses sterility issues and provides a strategic outline for further development activities until commercialization to Radius.  The plan and any subsequent modifications to the plan will be reviewed with Radius and Radius’ comments will be reasonably considered.   It is understood and agreed that the current plan will be a strategic document that will be subject to revision as the parties move forward.

3.                                      Section 2.3 of the Agreement is hereby amended to read in full as follows:

“2.3  Either Party may at any time propose a change to the Workplan.  If 3M reasonably believes that a proposed change will increase 3M’s costs or delay completion of the Workplan, the Parties will negotiate in good faith to accommodate such requests.  No such change will be effective unless and until set forth in a written Change Order to the Workplan with an agreed budget and timeline that is approved and signed by authorized representatives of the Parties.  ”

4.                                      A new Section 3.6 is hereby added to the Agreement to read in full as follows:

“3.6  (a)  A Steering Committee (“Steering Committee”) shall be established with the responsibilities and authority set forth in this Section 3.6.  The Steering Committee shall consist of four (4) members, two (2) members to be appointed by each of Radius and 3M.  The initial Radius members shall be Richard Lyttle and Nick Harvey and the initial 3M members shall be Steve Wick and Ann Meitz.  Each party may, with notice to the other, substitute any of its members serving on the Steering Committee.  The Parties may also, by mutual agreement, increase or decrease the number of members serving on the Steering Committee; provided that the number of members representing each party remains equal.  Radius shall have the right to appoint one of its members to be the chairperson of the Steering Committee.

(b)  The general purpose of the Steering Committee is to oversee the performance of the Workplan concerning the development and supply of Product for the Phase II clinical study.  The Steering Committee shall have the responsibility and authority to: (i) monitor each of Radius’ and 3M’s implementation of their respective responsibilities under the Workplan; (ii) consider, review and approve any proposed amendments to the services or the deliverables set forth in the Workplan; (iii) report regularly to the management of both Parties upon the progress of the Workplan; (iv) provide a forum for exchange of information related to the efforts of each party with respect to the Workplan; (v) resolve disputes (if any) arising among the members of the Joint Technical Team; and (vi) conduct any other functions as Radius and 3M may agree in writing.

(c)  The Steering Committee shall hold meetings as mutually agreed by the Parties (but in no event less than quarterly, unless mutually agreed by the Parties).  The first meeting of the Steering Committee shall be held by April 15, 2011 and shall be held in Cambridge, Massachusetts.  After the initial meeting, meetings may be held by telephone or video

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

2

conference, provided that the Parties shall meet in person at least once per year, and such meetings shall be held in Cambridge, Massachusetts or St. Paul, Minnesota unless the Parties mutually agree to hold such meetings elsewhere.  Minutes of all meetings setting forth decisions of the Steering Committee shall be prepared by the chairperson and circulated to all Parties within thirty (30) days after each meeting, and shall not become official until approved by all Parties in writing; minutes shall be presented for approval as the first order of business at the subsequent Steering Committee meeting, or if it is necessary to approve the minutes prior to such subsequent meeting, then the Parties shall approve the minutes within thirty (30) days of receipt thereof.

(d)  The quorum for Steering Committee meetings shall be four (4) members, provided there is at least two (2) members from each of Radius and 3M present.  The Steering Committee will render decisions by unanimous vote.  The members of the Steering Committee shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the Steering Committee.

(e)  Disagreements among the Steering Committee will be resolved via good-faith discussions; provided, that in the event of a disagreement that cannot be resolved within forty five (45) days after the date on which the disagreement arose, then Radius will have the right to make the final decision and such decision shall be final and binding and shall not be subject to Section 12.5; provided that the right of Radius to exercise such final decision under this Section 3.6(e) (i) shall not compel 3M to assume additional costs not agreed to under a Change Order, (ii)  shall not apply to disputes with respect to the interpretation, breach, termination or invalidity of this Agreement, (iii) shall not compel 3M to perform any activities that 3M reasonably considers to be contrary to applicable laws, regulations or ethical principles, and (iv) shall impose a duty on Radius to indemnify and hold 3M harmless from the consequences of any such Radius decision.  Any deadlock not covered by the preceding sentence shall be resolved pursuant to Section 12.5.

(f)  The Parties acknowledge and agree that the deliberations and decision-making of the Steering Committee shall be in accordance with the following operating principles:  (i) decisions should be made in a prompt manner; and (ii) the Parties’ mutual objective is to maximize the commercial success of the Product that is the subject of each Workplan, consistent with sound and ethical business and scientific practices.

(g)  The Steering Committee will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a party’s rights or obligations under this Agreement.”

5.                                      5.3 will be amended as follows:

“5.3  3M will provide a data package to Radius in support of the Drug Product CMC section of regulatory submissions or into 3M’s DMF in support of RADIUS’ regulatory

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

3

filings, such data package to include any data required by applicable regulatory authorities. It is understood and acknowledged that the Phase II clinical study that is the subject of the Workplan may be undertaken in the United States and/or in selected countries outside the United States and, accordingly, 3M will be responsible for providing Radius with all chemistry, manufacturing and control information related to the Product necessary for Radius’ regulatory filings in respect of the Product with any regulatory authority or government agency, such information may be submitted to the government agency in a DMF if this system exists in the country in which the Phase II study is undertaken.  3M shall provide such information by right of reference to a Drug Master File or in support of a Common Technical Document (CTD).  3M acknowledges and agrees that it will also be responsible for maintaining, updating, and providing all supporting chemistry, manufacturing and control information related to the Product necessary to maintain regulatory filings in respect of the product with any regulatory authority or government agency whether through a Drug Master File or in support of a Common Technical Document.”

6.                                      A new Section 5.7 is added to the Agreement to read in full as follows:

“5.7  (a)  3M shall promptly notify Radius of an impending inspection or audit by any regulatory authority of any facility(ies) where services pursuant to the Workplan are being performed as provided for in Section 5.1 of the Quality Agreement.

(b)  3M will notify and inform Radius with respect to the response to any inquiry or observation from any regulatory authority or government agency relating in any way to the Product or the manufacture of the Product at the 3M facility in accordance with the terms and provisions of Section 5.1 of the Quality Agreement.

(c)  During an inspection by the FDA or other regulatory authority concerning the services performed pursuant to the Workplan, 3M will not disclose information and materials that are not required to be disclosed to such regulatory authority, without the prior consent of Radius, which shall not unreasonably be withheld.  Such information and materials includes, and is limited to: (i) financial data and pricing data (including, but not limited to, the budget and payment sections of the applicable Workplan); (ii) sales data (other than shipment data); and, (iii) personnel data (other than data as to qualification of technical and professional persons performing functions subject to regulatory requirements).

7.                                      Section 6.1 and Section 11.4 of the Agreement are hereby amended to replace the $[*] per hour rate for 3M with the rate of $[*] per hour for work that is not the subject of a Change Order and the rate of $[*] per hour for work that is the subject of a Change Order.

8.                                      A new Section 11.3A is hereby added to the Agreement to read in full as follows:

“11.3A Radius may terminate within six months of February 28, 2011 with notice to 3M in the event that Radius has determined that the Phase I clinical study for the Product needs to be

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

4

repeated or that additional clinical data is required with respect thereto in order to initiate the Phase II clinical study for the Product.  Radius will provide 3M upon request with certain data concerning the Phase I clinical study upon any termination pursuant to this Section 11.3A in accordance with the provisions of the Agreement concerning the provision of preclinical and clinical data.”

9.                                      Except to the extent expressly amended by this Amendment, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment.

10.                               This Amendment may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

[remainder of this page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate as of the date set forth above

3M COMPANY		RADIUS HEALTH INC.

By	/s/ Jim A. Vaughan	By	/s/ B.N. Harvey

Print Name	Jim A. Vaughan	Print Name	B.N. Harvey

Title	Division VP & GM	Title	CPO

Date	3-3-2011	Date	March 2, 2011

3M INNOVATIVE PROPERTIES COMPANY

By	/s/ Robert W. Sprague

Print Name	Robert W. Sprague

Title	Secretary
Date	March 3, 2011
# 201104023

6

Attachment 1

PROPOSAL TO RADIUS HEALTH INC.

FOR DEVELOPMENT OF A BA058-COATED MICROSTRUCTURED

TRANSDERMAL SYSTEM FOR EVALUATION IN A

PHASE II CLINICAL STUDY

PRESENTED

BY

☐ Drug Delivery Systems

CONFIDENTIAL

7

- PROPOSAL -

RADIUS BA058 SMTS PROGRAM

EXECUTIVE SUMMARY

3M Drug Delivery Systems is pleased to provide Radius Health Inc. (Radius) with this estimate for development and delivery of Phase II clinical supplies for its BA058 product delivered via 3M’s solid Microstructured Transdermal System (sMTS).

This estimate supports the attached work plan summary and is based on information exchanged between Radius and 3M regarding the requirements for a BA058 sMTS product.  The scope of work outlined in the summary includes all activities required for formulation development and delivery of clinical supplies to enable Radius to perform a Phase II clinical study in humans. As discussed with Radius, 3M will deliver clinical supplies no later than 14 months after the effective date of this Amendment and will use commercially reasonable efforts to accomplish delivery by March 15, 2012 if Radius approves the Phase II Workplan and initiates work on or before March 2, 2011.  If work does not commence on March 2, 2011, 3 months must be added to the time below to provide sufficient ramp up time to obtain and train resources to re-initiate the project.

The estimate for the activities listed in the work plan summary is provided below:

	PROGRAM HOURLY ESTIMATE	TIMING
Scale-up Process Optimization and Preparation of GMP Supplies for Phase II Trial	[*] hours	(as per indicated in the above paragraph)
Direct Costs (Arrays and Applicators based on quantities defined below arrays for each strength and 300 applicators)	$177.3k	—

Deliverables, timing and assumptions are presented in the work plan summary.

3M reserves the right to revise this proposal if the intended scope of work deviates from the work outlined.  Any change in this proposal shall be subject to execution of a Change Order.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

8

WORK PLAN SUMMARY

Objective:

The objective of the work plan is to optimize manufacturing and analytical activities around the production of BA058-sMTS which will be produced using a new automated process. This work plan will result in the production of BA058-sMTS patches at three different dosage strengths, and a matching placebo patch. This work plan will also support the application for and completion of a Phase 2 clinical study by Radius.

Deliverables:

•                  Delivery of up to 3 distinct GMP clinical doses of BA058 sMTS product plus 1 placebo dose for a Phase II clinical study and supporting stability work. This includes a maximum of 54,600 patches (detail for quantities is shown below.) and [*] POC applicators. Any additional patches or applicators required to support the clinical trial, stability program and the requirement for clinical retains (as per 3M’s SOP for a non-bioequivalence clinical study) will be provided under a Change Order at Radius request and expense.

Planned usage	Active patches	Placebo patches
clinical study supplies	11,250	11,250
Release testing	150	150
Retains	450	600
Stability	2100	0
3M SOP retains	250
Total quantity	14,200	12,000

•                  Crossed over and validated analytical methods to monitor the manufacturing process, the release activities and the stability program

•                  Stability data for each of the three active product lots, as described below.

•                  A stability program for the RTC formulation for up to 6 months as defined in this Workplan

•                  3M shall establish and maintain proprietary Drug Master Files (DMFs) including information on the components, coating and drying manufacturing processes to support regulatory filings in the U.S. and Canada. A right of reference to 3M’s DMFs will be granted to Radius to support regulatory filings in the U.S. and Canada. Outside the U.S., 3M will provide Radius with information necessary to support regulatory filing in all countries where Clinical Development of BA058-sMTS is sited.

This estimate does not include the time associated with execution of the Phase II clinical studies nor completion of support stability.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

9

Milestones for the Workplan:

All dates assume Amendment signed by March 2, 2011.  Should the Amendment be signed at a later date, then the target dates for milestones need to be adjusted accordingly.

1.              Start preliminary RTC optimization – March 2, 2011

2.              March API requirements delivered by Radius to 3M – March 2, 2011

3.              Methods provided to 3M for crossover – March 4, 2011

4.              April API requirements delivered by Radius to 3M – April 1, 2011

5.              May API requirements delivered by Radius to 3M – May 1, 2011

6.              Initiation of coating optimization – May 1, 2011

7.              RTC optimization concludes – June 30, 2011

8.              July API requirements delivered by Radius to 3M – July 1, 2011

9.              Equipment installation – August 1, 2011

10.       Initiation of final optimization of coating and process verification – November 28, 2011

11.       Completion of coating process verification – December 31, 2011

12.       Release phase II supplies – by March 15, 2012

3M assumptions of the work plan:

•                  Validated analytical methods exist and can be crossed over to 3M from Radius – if method development is required, a Change Order will be required at Radius expense

•                  No more than 10 analytical methods need to be crossed over

•                  Adequate GMP BA058 starting material will be provided free of charge to 3M for development and clinical supply manufacture by Radius for phase II clinical supplies.

•                  Work plan assumes the use of the POC MTS applicator system and patch design in Phase 2.

•                  Lot size is not to exceed the quantities listed above of GMP-grade BA058 sMTS arrays to best meet the needs of the Phase 2 study and stability program plans.

•                  An additional 300 units per dose will be manufactured for retains in accordance with 3M’s SOPs. Any additional supplies beyond what is shown in the above table can be provided under a Change Order at Radius’ expense.

•                  Phase II product will be manufactured as low bioburden compatible with the process for Phase 3.

•                  sMTS patches and applicators for use in the Phase II clinical study will be bulk labeled by 3M and provided to Radius for further labeling according to the requirements of the clinical protocol.

•                  Radius will be responsible for executing all elements (protocols, regulatory filings, conduct) of the Phase II trial.

•                  The clinical trial will be conducted in countries to be identified by Radius.

•                  Wear time associated with the array is 24 hours or less.

•                  Stability studies on the product in support of Phase II will be performed as indicated; the stability report will be completed within 4 months of the completion of the stability study.

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•                  DMFs for BA058-sMTS CCS and Coating and Drying Process will be filed at least 3 month prior to Phase 2 initiation.

Radius assumptions of the work plan:

•                  The work plan will cover the currently planned activities related to the manufacturing and support of all Phase 2 transdermal clinical trial supplies.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                  This work plan also covers the currently planned CMC/Quality activities required for support of the Phase 2 program for BA058-sMTS, including the 2-year ICH stability program.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                  This work plan also covers the currently planned Regulatory activities required for support of the Phase 2 program for BA058-sMTS in the regions and countries selected for the study.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                  Patches will be supplied in quantities indicated in the above table to support the clinical trial, clinical retains and the stability program.  Any additional quantities required can be provided on a Change Order.

•                  Phase 2 supplies will be manufactured with a low bioburden and will be compatible with the manufacturing process planned for Phase 3.

•                  Phase 2 supplies will be manufactured with residual solvents consistent with USP 467 and its European equivalent, extractables,

•                  Each major work plan task identified below will be associated with a protocol (either existing or to be written under a Change Order) and report, both to be reviewed and agreed with Radius.  Such reports may be redacted to protect 3M proprietary information

•                  All manufacturing activities will be compliant with:

ICH Q1A(R2): Stability Testing of New Drug Substances and Products 3M level 2 validation of analytical procedures.  3M will provide data supporting chemistry, manufacturing and control information necessary for regulatory filings with authorities in and outside the United States

WORKPLAN SUMMARY OF TASKS:

BA058-sMTS Drug Product Development and

Manufacturing Process Scale-up including Phase 2 Supply Production

3M Environmental Health and Safety

Update Hazard Review

11

Update Risk Assessment (internal)

Update Animal Use Protocols

Qualification of Suppliers

3M Product Development

Terminal sterilization study

RM Receipt and Part Manufacture

RTC Optimization/Characterization

Formulation Optimization/Characterization

Process Optimization (including drying)

Packaging Optimization

[stability program is defined elsewhere]

Supply Production for additional Bridging Tox, if required (additional charge)

3M Product Scale-up to Phase 2

RM Receipt and Part Manufacture

System Integration

Product Development/Optimization:  RTC Optimization, Process Optimization

Process/Product Verifications

3M Support for Execution of Phase 2 Supply Manufacture

Validate Analytical Methods required for the manufacturing process, release and stability programs associated with the Phase 2 clinical trial supplies

Development and Verification of Specifications for Phase 2

Development and Verification of Shipping and Storage Requirements

Update Regulatory Documentation:  Provide up-to-date Drug Product CMC data to support updated IND, File Product Specific DMFs (sMTS-BA058 CCS and sMTS-BA058 Coating and Drying Process)

3M Phase 2 Supply Manufacture and Stability

RM Receipt and Part Manufacture

RM and Component Clearance

RTC Formulation Manufacture and Clearance

Execute Clinical Tickets: Applicator Construction, estimated 300 units; 3 active doses at a maximum as indicated in the table above.

Stability of RTC at 5C/ambient RH – 1,3,6 months

Stability of RTC at 25C/60% RH – 2 days, 1 week

Stability of Phase 2 Supplies:  5C/ambient RH – 1,3,6,9,12 months; 25C/60% RH - 1,3,6,9,12 months; 40C/75% RH – 1,3,6 months; the 18 and 24 months timepoints will be added under a Change Order.

Clear, release and ship Clinical Supplies

12

Radius Clinical Supplies Manufacturing Tasks

Provide GMP-grade, BA058 API, ready for formulating

Receive, label and release Phase II clinical supplies

Author Investigators Brochure and IND submission

Write clinical protocol, define safety and efficacy endpoints

Execute or oversee the Phase II clinical study

13

3M DRUG DELIVERY SYSTEMS CONTACT INFORMATION

For inquiries related to the proposal, please contact:

Mary Mathisen

Product Commercialization Manager

3M Drug Delivery Systems

3M Center, Bldg. 260-4N-12

St. Paul, MN 55144

Tel:  651-733-9125

Fax:  651-5751729

Cell: 651-503 0861

E-Mail: mmathisen@mmm.com

Mark Tomai Ph.D.

Head of Vaccine Business

3M Drug Delivery Systems

3M Center, Bldg. 275-3E-10

St. Paul, MN 55144

Tel:  651-733-5375

Cell: 651-403-0455

E-Mail: matomai@mmm.com

14

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and
240.24b-2

FIFTH AMENDMENT TO DEVELOPMENT AND CLINICAL SUPPLIES AGREEMENT

This Fifth Amendment (“Amendment”) is entered into as of November 30, 2012 by and between 3M Company, and 3M Innovative Properties Company having a principal office at 3M Center, Building 275-3E-10, St. Paul, MN  55144-1000 (hereinafter “3M”), and Radius Health, Inc. having a principal office at 300 Technology Square, Cambridge, MA (hereinafter “RADIUS”) and amends the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated as of March 2, 2011 (hereinafter, the “Agreement”). Capitalized terms used in this Amendment and not defined herein are used with the meanings ascribed to them in the Agreement.

RECITALS:

WHEREAS, 3M, through its Drug Delivery Systems Division, has developed expertise and has rights in technology relating to active transdermal, intradermal, and microneedle drug delivery, including its proprietary microstructured transdermal system (“MTS”) for delivering drugs into and through the skin;

WHEREAS, RADIUS has experience and expertise in the research, development and commercialization of pharmaceutical products, including expertise in its proprietary compound BA058 (“Compound”);

WHEREAS, the Parties wish to enter into this Amendment to address certain matters relating to exclusivity and to the development and supply of Product to RADIUS by 3M for use in a Phase III clinical study.

NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.              Section 1 shall be amended to include the following:

1.6                               “PTH” shall mean synthetic, natural or recombinant parathyroid hormone and/or any of its active fragments, analogues, derivatives and/or other variants.

1.7                               “PTH Related Protein” shall mean synthetic, natural or recombinant parathyroid hormone-related protein and/or any of its active fragments, analogues, derivatives and/or other variants.

2.                                      Section 9.1 shall be replaced in its entirety as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

During the term of this Agreement, with respect to the delivery of Compound, PTH and/or PTH Related Protein via active transdermal, intradermal, or microneedle technology, 3M shall work exclusively with RADIUS and RADIUS shall work exclusively with 3M.

3.                                      3M shall perform the Workplan attached as Exhibit A and Exhibit B to this Amendment with respect to the development and supply of Product for use by RADIUS in a Phase III clinical study for the Product.

4.                                      Section 6.1 and Section 11.4 of the Agreement are hereby amended to replace the $[*] per hour rate for 3M with the rate of $[*] per hour for work that is not the subject of a Change Order and the rate of $[*] per hour for work that is the subject of a Change Order, with the following exception: for work performed by 3M from the effective date of this Amendment through June 30th, 2013, the rate per hour will be $[*], whether or not the subject of a Change Order.

5.                                      3M shall provide phase III supplies as requested by RADIUS.  RADIUS shall pay 3M [*] dollars ($[*]) per unit for coated arrays and [*] ($[*]) per unit for applicators, both to be used in Phase III studies.

6.                                      Section 7.2 shall be replaced in its entirety as follows:

Except as otherwise provided below, any inventions conceived during and out of the work performed under this Agreement, and patents and applications filed thereon (“Program Patents”), shall be owned according to U.S. law as follows: those conceived solely by employees or agents of one party shall be solely owned by that party; those conceived jointly by an employee or agent of 3M and an employee or agent of RADIUS shall be owned jointly by 3M and RADIUS and will be considered Confidential Information of both parties with each joint owner having the right, subject to this Agreement, to practice, license, and transfer its undivided rights in such joint inventions without permission of or accounting to the other(s)) under the conditions provided for in this Agreement; provided that it is expressly understood and agreed that other than to conduct the work contemplated by this Agreement, during the term of the Agreement and, if applicable, any commercial supply agreement among the Parties related to any product containing the Compound and/or PTH Related Protein, (a) 3M shall have no right to use jointly owned inventions or jointly owned Program Patents in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein and (b) RADIUS shall have no right to use jointly owned inventions or jointly owned Program Patents in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein with any active transdermal, intradermal, or microneedle delivery technology.  Information and data developed during and resulting from the work under this Agreement (“Program Data”), solely by employees or agents of one party shall be solely owned by that party;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

those data developed jointly during and resulting from the work under this Agreement by an employee or agent of 3M and an employee or agent of RADIUS shall be owned jointly by 3M and RADIUS (and each joint owner shall have the right to practice, license, and transfer its undivided rights in such jointly owned Program Data without permission of or accounting to the other(s)) under the conditions provided for in this Agreement; provided that it is expressly understood and agreed that other than to conduct the work contemplated by this Agreement, during the term of the Agreement and, if applicable, any commercial supply agreement among the Parties related to any product containing the Compound and/or PTH Related Protein, (i) 3M shall have no right to use jointly owned Program Data in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein and (ii) RADIUS shall have no right to use jointly owned Program Data in conjunction with the Compound or any pharmaceutical product that includes, as an active ingredient, PTH or PTH Related Protein with any active transdermal, intradermal, or microneedle delivery technology.  In the event that the Parties are no longer working together under this Agreement or a commercial supply agreement related to any product that includes, as an active ingredient, the Compound, PTH or PTH Related Protein, then for a period of three years after termination, 3M shall have no right to use jointly owned Program Patents or jointly owned Program Data in conjunction with the Compound or PTH Related Protein, provided that (i) Radius has made commercially reasonable good faith efforts to submit the regulatory filing for the Product in the US by [*] or if not, (ii) Radius has made commercially reasonable good faith efforts to financially and operationally support the Workplan through [*].  In the event that Radius has not complied with (i) above and has not complied with (ii) above, 3M shall have no restriction on the use of jointly owned Program Patents or jointly owned Program Data.  For the avoidance of doubt, 3M may use jointly owned Program Patents and jointly owned Program Data in conjunction with a pharmaceutical product that includes, as an active ingredient, PTH.

7.                                      Section 7.3 shall be replaced in its entirety with the following:

Notwithstanding the foregoing provisions of this Section 7, Program Patents and Program Data directed towards and claiming (in the case of Program Patents) the Compound, or a method of making or using the Compound, regardless of inventorship, shall be solely owned by RADIUS; and Program Patents and Program Data directed towards active transdermal, intradermal, or microneedle delivery technology, including, without limitation, microneedle devices, components, arrays, applicators, manufacturing, coating and formulations, packaging, or uses thereof, regardless of inventorship, shall be solely owned by 3M.

8.                                      Section 7.4 shall be replaced in its entirety with the following:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3M, 3M IPC and RADIUS grant each other a worldwide, royalty-free, license under Program Data and Program Patents owned solely by the other Party, solely for purposes of conducting the work under this Agreement or a commercial supply agreement related to any product containing the Compound and/or PTH Related Protein.  The licenses under this Section 7.4 shall be exclusive with respect to any product containing the Compound and/or PTH Related Protein, but only as long as the Parties are working together under this Agreement or a commercial supply agreement among the Parties related to any product containing the Compound and/or PTH Related Protein.  In the event that the Parties are no longer working together under this Agreement or a commercial supply agreement related to any product containing the Compound and/or PTH Related Protein, the exclusive licenses to any Program Patents under this Section 7.4 are terminated, but the Parties shall continue to have a non-exclusive, worldwide, royalty-free, license under Program Patents and Program Data owned solely by the other Party, provided that 3M shall have no right to such Program Patents and Program Data solely owned by RADIUS in conjunction with the Compound and/or PTH Related Protein, and (ii) RADIUS shall have no right to use such Program Patents and Program Data solely owned by 3M in conjunction with any active transdermal, intradermal, or microneedle delivery technology.

For clarity, the licenses under this Section 7.4 are limited to Program Data or Program Patents do not and shall not be construed to give the licensees any right or license, by implication or otherwise, to any of the licensor’s other intellectual property.

9.                                      Upon execution of this Fifth Amendment, 3M shall take action to procure capital equipment to enable the manufacture of phase III supplies.  In the event that the Agreement is terminated prior to [*] without RADIUS submitting a regulatory filing for the Product in the US, RADIUS shall reimburse 3M for [*] percent [*] the cost of any such equipment specifically procured for RADIUS’ phase III supplies, with RADIUS’ share estimated to be approximately [*] Dollars ($[*]) if (i) RADIUS has not made commercially reasonable good faith efforts to financially and operationally support the Workplan through [*] or (b) if terminated by 3M for RADIUS material breach or (c) if terminated by RADIUS for any reason other than 3M material breach,

10.                               Except to the extent expressly amended by this Amendment, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment.

11.                               This Amendment may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

[remainder of this page intentionally left blank]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate as of the date set forth above

3M COMPANY		RADIUS HEALTH INC.

By	/s/ James D. Ingebrand	By	/s/ Michael Wyzga

Print Name	James D. Ingebrand	Print Name	Michael Wyzga

Title	President and GM	Title	President and CEO

Date	December 14, 2012	Date	December 14, 2012

3M INNOVATIVE PROPERTIES COMPANY

By	/s/ Robert W. Sprague

Print Name	Robert W. Sprague

Title	Secretary

Date	December 14, 2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

WORK PLAN SUMMARY 07SEPT2012

Note:  This workplan summary represents 3M’s estimated hours and tasks as of the September 7, 2012, but does not reflect the rate reduction contemplated in Section 4 of this amendment.  The impact of the rate reduction is summarized in a footnote at the end of Exhibit A.

Objective

This work plan covers the development of the BA058-sMTS drug product from the current configuration through manufacture of Phase III clinical supplies.  The work includes optimization and characterization of a modified formulation for the drug product as well as generation of preclinical tox and bridging Phase I clinical supplies to verify the suitability of the new dose for inclusion in the Phase III study.

The work plan includes 12 months of stability data to be collected prior to submission of the IND for Phase III.  This stability study will be reflective of the final formulation and container closure system (CCS) material configuration for the Phase III product.  Further, the work plan includes the documentation and analysis necessary to support verification of the [*] manufacturing process that will be used to manufacture [*] BA058-sMTS Phase III supplies, [*].

The work plan includes the development (as necessary), documentation, and full validation of analytical methods and development of specifications necessary to support clearance and characterization of the drug product, CCS, and raw materials.  These methods include validation of the [*] and a shipping study to verify the suitability of the CCS.

The work plan includes the manufacture and clearance of approximately [*] Phase III supplies along with development of CMC/IND documentation needed to support regulatory filings in the US and/or the EU.

The work described here (through manufacture of Phase III clinical supplies) is expected to take [*] months from the date of initiation and assumes that a single dose formulation has been identified.

Work Plan Assumptions

•                  Work plan assumes the development of a sterile (aseptically manufactured), single-dose BA058-sMTS drug product with a minimum of [*] months stability at room temperature that is intended to be administered with a reusable applicator

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

designed to meet the needs of the target patient population (post-menopausal women with osteoporosis or pre-osteoporosis).

•                  Work plan assumes that work required to optimize the sMTS applicator for the BA058-sMTS product will be started immediately upon initiation of the work plan.  Certain elements of this work plan (e.g. Product Stability to Support Phase III Filing and Bridging Phase I Supply Manufacture) are dependent on the timely execution of tasks within the Applicator Development work plan.

•                  Work plan assumes Radius will provide sufficient quantities of BA058 on time to complete the product and process development work described here.

•                  Work plan assumes that a single dose of BA058-sMTS, plus placebo, will be prepared for GLP preclinical tox studies ([*] units each) and for the bridging Phase I clinical study ([*] units each); these supplies will meet previously established specifications [*].  The quantities listed include supplies sufficient to cover stability and retains.  If additional quantities are required, a change order will be issued.

•                  GLP preclinical tox supplies will utilize the existing POC applicator system.

•                  Phase I clinical supplies will be applied utilizing the new applicator.

•                  Work plan assumes that the stability work initiated to support the pre-Phase III filing will be completed using materials, but not necessarily the dimensions or mechanical configuration, representative of the final CCS.

•                  Work plan assumes that BA058-sMTS Phase III supplies will be manufactured as a [*].

•                  Work plan assumes all supply manufacturing work described will be conducted in 3M’s St. Paul 260 Clinical Supply Area.

•                  Work plan assumes that all sterilization, sterility testing, process simulation testing, microbial testing and endotoxin testing will be done at outside contract facilities.

•                  Any 3M out-of-pocket expenses to be reimbursed by Radius including tooling and testing and will be billed at 3M’s actual cost.

•                  Work plan assumes that [*] supplies (single dose + placebo) will be manufactured for Phase III via lots sizes of approximately [*] units/lot.  The stability of each lot will be characterized.  The quantities listed include supplies sufficient to cover stability and retains assuming the lot size indicated and that [*] units are used for dosing.  If additional quantities are required, a change order will be issued.

•                  Work plan assumes that the GLP preclinical tox study, the Phase I clinical study and the Phase III clinical study will be conducted by Radius.

•                  Work plan assumes that all clinical work will be conducted in the US and/or the EU.

•                  Work plan assumes that some product/process development work described here may not represent the final state and that additional DOE and process characterization work may be necessary prior to commercial launch.

•                  3M will initiate approval procedures for the capital expenditure upon signed agreement of the Amendment.

•                  Radius is responsible for transport of product from St. Paul to tox or clinical facility.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  This work plan is developed following the general project plan and technical and regulatory strategy agreed to by the Radius/3M JTT on 01 August 2012.  Assumptions re: project timing depends on both 3M and Radius completing critical path activities on time including, finalization of product specific applicator, dose/formulation selection for GLP preclinical tox work, initiation and completion of bridging Phase I study, dose/formulation selection for Phase III supply manufacture.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Work Plan Tasks and Projected Resource Needs

Estimated Costs	Start	Finish	Project Tasks	Deliverables
[*] hours	[*]	[*]

Product and Process Risk Management

Required documentation and process analysis for drug product including risk identification, risk analysis, risk evaluation, risk mitigation, re-evaluation, risk management report

• Product risk management report, suitable for regulatory submission, including elements addressed in adjacent column

[*] hours	[*]	[*]

Product and Process Design Control Documentation

Required documentation and analysis for drug product and process including update of the Design Requirements Specification (DRS), Design Specification (DS), Design Failure Mode and Effects Analysis (DFMEA), Design Reviews, Design Verification

• Design Requirements Specification • Device Specification • Design Review Reports (including FMEA) • Product Breakdown Structure

[*] hours	[*]	[*]	Product Design Formulation Development Forced degradation study for final formulation and product, GMP process development for Tox Supply generation at target dose	• Formulation development report (for submission) • Forced degradation report (for submission) • GMP process for Tox supplies, 1 active dose + 1 placebo

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] sterilization facility/bioburden testing	[*]	[*]

Terminal Sterilization Process for Components

Dose titration and component characterization (physical and chemical), patient wear panel re: stick to skin adhesion for final conditions in target population, terminal sterilization analysis and report

• Aseptic Process Justification Report • Component characterization, Bioburden and Dose Selection Report • Validated Terminal Sterilization Process and Validation Report

[*] hours $[*] tray tooling	[*]	[*]

Primary Packaging Characterization

[*], array CCS optimization for shipping and applicator coupling, shipping study, label creation and validation

Note:  This does not include the development of the primary packaging which will be outsources.

• [*] • Validation Process for Label creation and Validation Report • Tooling for Primary Packing

[*] hours	[*]	[*]	Ready to Coat (RTC) - Process Characterization and Validation Mixing, filtering, material compatibility characterization, mixing qualification, filter qualification, stability	• RTC Mixing and Filtration Process master batch record • Stability Data and Report on Final RTC Process

[*] hours	[*]	[*]	Coating - Process Characterization and Improvements Coating conditions with final formulation	• Coating Process master batch record • Optimized coating process including development report

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*]	[*]	Product Stability to Support Phase III Filing (minimum 12 months stability on 1 formulation) Full ICH Stability on select formulation with representative CCS (materials)	• Twelve month stability study report with CCS materials suitable for supporting Phase III filing

[*] hours	[*]	[*]	[*] Process Characterization for BA058-sMTS Required documentation and analysis for drug product including risk assessment, HAZOP, HACCP, process definition	• [*] process risk management plan • [*] process definition

[*] hours	[*]	[*]	[*] Process Simulation for BA058-sMTS [*] test method, process simulation design and protocol development, simulation study, analysis and study report	• Process simulation protocol • [*] modifications completed, hardware installed, optimized and characterized • Process simulation report

[*] hours $[*] for materials for supplies	[*]	[*]

Bridging GLP Preclinical Tox Supply – new formulation, existing applicator, ([*] doses active; [*] doses placebo)

RM characterization, supply manufacture: components, supply manufacture: RTC, supply manufacture: coated patches, stability of supplies (assumes 12 months for 1 dose), stability report

• GLP Supplies for 9M tox study, 1 active dose + 1 placebo • 12 month stability data on tox supplies

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] for materials for supplies	[*]	[*]

Bridging Phase I Clinical Supply – new formulation, new applicator ([*] doses active; [*] doses placebo)

IND/CMC documentation preparation, RM characterization, supply manufacture: components, supply manufacture: RTC, supply manufacture: coated patches, stability of supplies (assumes 12 months for 1 dose), stability report

•      Supplies for Phase I Clinical Study, 1 active dose + 1 placebo

•      Data and report on 12 M stability study on clinical supplies

•      Updated CMC documentation, including description and operation instructions for new applicator

[*] hours	[*]	[*]

CCS : Test Method Development, Method Development Report, Validation Protocol development, Validation (to Level 3) and Validation Report, Specification Development and Specification Justification Report

Methods anticipated: [*]

• Validated methods and Validation reports for [*] • Method development reports for all methods, as appropriate • Validated [*] method for the drug product • Validated performance methods for [*]

[*] hours $[*] for lab equipment	[*]	[*]

API-related : Test Method Development, Method Development Report, Validation (to Level 3) and Validation Report, Specification Development and Specification Justification Report

Methods anticipated: [*]

• Validated methods and validation reports for drug product and RTC testing (listed in adjacent column). • Method development reports for methods listed in adjacent column.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*]	[*]

Extractables: Test Method Development, Method Development Report, Validation (to Level 3) and Validation Report, Specification Development and Specification Justification Report

Methods anticipated: Liquid Chromatography (LC) and Size Exclusion Chromatography (SEC)

For array, filter, and syringe body:

•      Validated methods and validation reports for characterization of extractables (anticipate 2-4 methods/matrix)

•      Method development reports for extractables.

•      Extractables Study Protocol

•      Extractables Study Report

[*] hours	[*]	[*]

Drug Product Specification and Supplier Qualification

Characterization, analysis and specification development for RMs, RTC in-process analysis and specification development, drug product specification analysis and report,

• Completed qualifications for all suppliers • DP Specifications and Specification Justification Reports

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours for mfg support [*] hours for stability $[*] Phase III supplies $[*] process simulation testing	[*]	[*] (stability continues after this date)

Phase III Clinical Supply ([*] doses active + placebo)

IND/CMC documentation preparation, RM characterization and clearance, supply manufacture and clearance: components, supply manufacture and clearance: RTC, supply manufacture and clearance: coated patches, stability of supplies (anticipate [*] months for 1 formulation), analysis and stability report

•      Cleared, Sterile product for Phase 3 clinical trial, 1 dose active + 1 placebo

•                  [*] clinical doses

•                  Release testing supplies

•                  Required retains

•                 Stability supplies

•      Stability Study

•                  Full ICH testing of 1 lot of active and 1 lot of placebo

•                  12M testing only, on [*] other lots.

•      Final report on stability study

•      Updated CMC documentation

•      Process Simulation Protocol

•      Process Simulation Final Report

Summary of Costs (Original)

[*] $[*]	Labor Hours Labor Costs ($[*]/hour)
$ [*]	Tox and Clinical Supplies (Phase I & Phase III)
$ [*]	Direct Costs (materials, equipment, sterilization, etc)

Exibit A Footnotes

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Summary of Costs (Revised 10Dec2012)

[*] $[*] ($[*]/$[*])	Labor Hours Labor Costs ($[*]/hour/$[*]/hour)
$ [*]	Tox and Clinical Supplies (Phase I & Phase III)
$ [*]	Direct Costs (materials, equipment, sterilization, etc)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

WORK PLAN SUMMARY 07SEPT2012

Note:  This workplan summary represents 3M’s estimated hours and tasks as of the September 7, 2012, but does not reflect the rate reduction contemplated in Section 4 of this amendment or the change in the mix of work between 3M and its design firm based on an updated quote.  The impact of the rate reduction and change in mix of work is summarized in a footnote at the end of Exhibit B.

Objective

This work plan covers the optimization of 3M’s existing prototype sMTS applicator for use with the BA058-sMTS drug product, with a primary patient population of post-menopausal women diagnosed with moderate to severe osteoporosis.   3M has made a significant investment in the development of applicator subsystems, general human factors studies, and characterization of critical application and wear performance for use of the sMTS array patches.  This work plan uses this foundation for optimization of the applicator specifically to support the approval of the BA058-sMTS drug product.

The work plan includes design refinement work provided by an external medical device design firm.  3M will manage this design firm and will work with Radius to establish critical device specifications and performance verification.  3M will oversee a VOC/Human Factors study with the target population to verify design choices.  3M will also manage suppliers and vendors necessary to manufacture Phase III and commercial supplies of the applicator.  The manufacture of these devices for clinical devices may include sub-contractors.  3M will characterize device performance during optimization and will provide verification of the device performance consistent with Design Control requirements in the US and the EU, including Human Factors studies.  Usability studies for the target patient population will be conducted by 3M with input from Radius input.

Although existing methods will be used whenever possible, the work plan includes the development (as necessary), documentation, and full validation of all analytical methods and specifications necessary to support clearance and characterization of the applicator and per the design requirements.  The work plan includes a stability study necessary to support the use of the device in Phase III.   The work described here is expected to take [*] months from the date of initiation.

Work Plan Assumptions

•                  3M has unrefined designs for each of the major applicator subsystems (i.e. energy source, array loading, counter, indicator, end of life lockout (end of life)) and general form factor data that will be used as a starting point for design of the BA058-sMTS drug product applicator optimization.

•                  3M has characterized critical parameters for array application and wear; these parameters will be used as a starting point for BA058-sMTS drug product applicator.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  3M has developed and validated certain methods for characterization of device performance (e.g., [*]).  These methods will be used whenever possible to facilitate optimization and characterization of the BA058-sMTS applicator.

•                  The applicator will be designed for use by Radius’ target patient population (post-menopausal women) with 3M’s LCP sMTS arrays and array patches, currently in-use in Radius’ BA058-sMTS Phase II clinical trial.

•                  3M will select and manage the external medical device design firm with input from Radius on areas such as, but not limited to, Design Specifications, User Requirements and Risk Management.

•                  An external medical device design firm will be contracted to refine the applicator subsystems and refine the device human factors to fit the needs of the BA058-sMTS target patient population.  The external medical device design firm will be responsible for applicator design and the production of prototypes sufficient to support patient use and performance characterization studies.

•                  Any 3M out-of-pocket expenses to be reimbursed by Radius including tooling, external medical device firm and human factors facility will be billed at 3M’s actual cost.

•                  Single cavity tooling will be fabricated to support design verification.  Parts molded from this tooling may also be used in a Phase I, Phase II and/or Phase III clinical trials.

•                  3M will have responsibility to select and manage all suppliers and/or vendors needed to manufacture the applicator for Phase III and commercial supply manufacture.

•                  All clinical work utilizing the device will be conducted in the US and/or the EU.

•                  Radius will be responsible for the device design validation (Phase III clinical trial).

Work Plan Tasks and Projected Resource Needs

Original Estimated Costs	Revised Estimated Costs (10Dec2012)	Start	Finish	Project Tasks	Deliverables
[*] hours	[*] hours	[*]	[*]	Project Initiation Agreement between 3M and Radius on Project Charter, DRS , User Requirements, etc	• Project Charter • Design Requirements Specification

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] External Design Firm	[*] hours $[*] External Design Firm $[*] External Design Firm Capital Expenses	[*]	[*]

Management of External Medical Device Design Firm

Management of external medical device firm; host meetings (frequency to be agreed upon) between 3M, Radius and external medical device firm to progress optimization.  Engineering design consultation related to optimization of existing subsystems, critical device parameters and performance and design for manufacturability, maintenance of design control documentation.

Added (10Dec2012):

Patient Use and Human Factor Studies for Design

Design and orchestration of patient use studies, 1 in the US and 1 in the EU for the target patient population (estimated at 2 days each); construction of device stimulus supplies.  Studies at each site will include interviews with patients and/or health care providers and will be conducted under protocol and include a final summary report

•      Meeting Minutes

•      Engineering Drawings suitable for tooling manufacture

•      Summary reports of prototype testing

•      Design control documentation via Design History File

•      Engineering design review (including design for manufacturability) and critical device parameters input by 3M

Added (10Dec2012):

•      Human Factors Study Protocols

•      Looks-like models for usability/HF testing

•      Patient feedback on design elements

•      Human Factors Study Final Report and Recommendations

•      Validated design requirements

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] Human Factors Test Facility $[*] Travel	NA NA NA	[*]	[*]

Patient Use and Human Factor Studies for Design

Design and orchestration of patient use studies, 1 in the US and 1 in the EU for the target patient population (estimated at 2 days each); construction of device stimulus supplies.  Studies at each site will include interviews with patients and/or health care providers and will be conducted under protocol and include a final summary report.

This work will be completed by the External Design Firm per the previous row in this table.

• Human Factors Study Protocols • Looks-like models for usability testing • Patient feedback on design elements • Human Factors Study Final Report and Recommendations • Validated design requirements

[*] hours	[*] hours	[*]	[*]	Device Characterization Studies, Development On-going characterization as the design progresses to gauge success towards key design requirements, including [*]	• Regular updates on test results • Refined device specification • Summary reports as appropriate, minimally for specified design requirements

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*] hours	[*]	[*]	Analytical Method and Validation (Level 3) and Specification Development As needed, for example, [*]

•      Method validation protocols (estimated, n=8)

•      Method validation reports (estimated, n=8)

•      Method development reports (est. n=8)

•      Method documents

•      Component specifications and specification justification reports (number depends on final design)

[*] hours	[*] hours	[*]	[*]	Supplier Approval and Material Qualification Risk assessment and analysis and independent testing of the raw materials, as applicable and dictated by the risk assessment.	• Supplier Approval documents • Supply chain risk analysis

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours $[*] Human Factors Test Facility $[*] Single Cavity Tooling $[*] Devices	[*] hours NA $[*] Single Cavity Tooling $[*] Devices	[*]	[*]

Device Verification Studies, including Human Factors

Applicators manufactured with molded parts will be characterized in-vivo in design verification studies prior to use in Phase III.  Human factors studies, 1 in the US and 1 in the EU, for the target patient population (estimated at 2 days each) designed to verify performance endpoints related to the target patient population will also be conducted.  Studies will be conducted under protocol and will include a final summary report.

•      Looks like/works like prototypes for Human Factors Study (using needleless, placebo arrays)

•      Human Factors study protocol

•      Human Factors Study Final Report

•      Regular updates on device verification test results

•      Design Review summary reports

•      Device ready for design validation (i.e. Phase 3)

[*] hours	[*] hours	[*]	[*]

Product Design Control Documentation

Required documentation and analysis of device and drug product performance including update of the Design Requirements Specification (DRS, Design Specification (DS), Design Failure Mode and Effects Analysis (DFMEA), Design Reviews, Design Verification, Device Specifications

• Design Requirements Specification • Device Specification • Product Specification • Specification Justification Report • DFMEA report • Design review reports • Design History File • DHF Index

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] hours	[*] hours	[*]	[*]	Device Stability Device stability sufficient to support device use in Phase 3 (six months accelerated stability with testing at initial and final time points).	• Stability Study Protocol • Stability Final Report • Thru-study updates on testing results

Summary of Costs (Original)

[*] $ [*]	Labor Hours Labor Costs ($[*] /hour)
$ [*]	Direct Costs (external design firm deliverables, materials, facility use, etc)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B Footnotes

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Summary of Costs (Revised 10Dec2012)

[*] $ [*] ($[*]/$[*])	Labor Hours Labor Costs ($[*] /hour/$[*] /hour)
$ [*]	Direct Costs (external design firm deliverables, materials, facility use, etc)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Change Order Form - Amendment 5*

Change order under Agreement dated: Development and Clinical Supply Agreement dated 19 June 2009

Between: Radius Health and 3M

Project Name: Radius Health proprietary compound BA058 and 3M proprietary microstructured transdermal system

Change requested by: Radius

Name:  Maria Grunwald

Company:  Radius Health, Inc

Date:   4 February 2011

Description of change:  Radius has asked 3M to prepare three Workplans that identify activities that could be initiated in February 2011.  These activities are summarized on the following Workplans:

Workplan #1 — Microscopic Evaluation of Clinical Supplies Workplan Summary

Workplan #2 — Residual Drug Analysis of Clinical Supplies Workplan Summary

Workplan #3 — Optimization of Ready-to-Coat Formulation and Process and Method  Development for Product Development Workplan Summary

Workplan #4 — DMF preparation for FDA response

In addition to the Workplans listed above, 3M will deliver responses to the FDA Advice/Information letter for the sMTS development received by Radius. These responses incorporate current testing plans (Workplan #1, #2, current manufacturing plan, in process controls, and the depth of penetration) & planned future development plan (i.e., DMFs development and sterile manufacturing process).  For the avoidance of doubt, 3M will provide Radius information on the depth of penetration studies funded by 3M at no charge to Radius.  The current responses to the FDA letter, and any authorized work, and reports conducted under the Workplans #1 and #2 will be completed by 3M and delivered to Radius by the end of February 2011 for Radius’ response submission.

Radius authorizes 3M to work up to a maximum of [*] hours at a rate of $[*] per hour in February under this change order.  Radius will prioritize the Workplans #1 and #2, and in the case of Workplan  #3, Radius will advise which tasks that it wishes 3M to commence in

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

1

February to complete the [*] authorized hours.  Radius understands that the deliverables accomplished under Workplan #3 will correlate to the amount of work authorized by Radius.

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius		3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ B.N. Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialisation Mgr
Date (dd/mm/yy): February 4, 2011		Date (dd/mm/yy):4 February 2011

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

2

Workplan #1

MICROSCOPIC EVALUATION WORK PLAN SUMMARY

Objective:

The objective of the work plan is to perform microscopic evaluation BA058-sMTS patches and arrays to assess for microneedle fracture, deformation of the needle, residual drug, or biological matter deposits following removal from dosed clinical subjects of Period 2, Protocol BA058-05-006.

Scope:

Approximately 49 patches (controls and samples) will be evaluated microscopically. Group 2a, Day 4 and Day 5 BA058-sMTS samples of each subject ([*]mcg) removed following dosing will be sent for residual drug analysis. Group 2b, Day 4 and Day 5 BA058-sMTS samples of each subject (Placebo and [*]mcg) removed following dosing will be send for residual drug analysis. Group 2c, Day 4 and Day 5 BA058-sMTS samples of each subject ([*]mcg) removed following dosing will be sent for residual drug analysis. Three BA058-sMTS unused samples from each dose (Placebo, [*]mcg, and [*]mcg) will be used as controls. Each BA058-sMTS will be examined at 100x power by microscope and assessed for microneedle fracture (breaks, cracks, and chips), deformation of the needle (bends and/or blunting), residual drug, or biological matter deposits.

Materials:

Forceps

Microscope, capable of 100x magnification and equipped with a digital camera

Control and sample patches (Placebo, [*]mcg, and [*]mcg) currently stored at 2-8°C.

Procedure:

Placebo Controls;

1.              Remove samples from 2-8°C and allow the sample to reach room temp. (about 1 hour).

2.              Carefully remove one of the BA058-sMTS placebo patches from the collar.

PATCHES THAT ARE DISLODGED FROM THE COLLAR DURING SHIPPING WILL NOT BE ASSAYED.

3.              Using 100x magnification examine the patch and array for microneedle fracture, deformation of the needle, residual drug, or biological matter deposits.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

3

4.              Document observations on Attachment 2.

5.              Photograph the damaged needles.

6.              Repeat 1 through 5 for the other BA058-sMTS placebo controls.

Repeat the above for the BA058-sMTS Placebo samples, [*]mcg controls, [*]mcg samples, [*]mcg controls and [*]mcg samples.

Projected Hours

Visual testing of 49 arrays                 [*] hours

Preparation, review, and release of report      [*] hours

Total Hours          [*]

Deliverables

A summary report describing the type and frequency of observations.

Attachments:

Example Photo

Observations

Summary Observations

Example Photo

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

4

OBSERVATIONS

Sample ID:

Describe appearance of patch:

5

Enter code for damaged array on to chart.

Codes: R — break, C — chip, K — crack, D — bend, L — blunt, B — biological matter, F — partial fill, S - residual drug

Add sequence number for digital image.

SUMMARY OBSERVATIONS

Sample ID	Microneedle fracture (breaks, cracks, and chips)			Deformation of the needle (bends and/or blunting)		Residual drug	Biological matter deposits	Digital Photo ()
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting

6

Breaks	Cracks	Chips	Bends	Blunting
Breaks	Cracks	Chips	Bends	Blunting
Breaks	Cracks	Chips	Bends	Blunting
Breaks	Cracks	Chips	Bends	Blunting

7

Workplan #2

RESIDUAL DRUG ANALYSIS WORK PLAN SUMMARY

Objective:

The objective of the work plan is to perform residual drug analysis of BA058-sMTS arrays following removal from dosed clinical subjects of Period 2, Protocol BA058-05-006 to assess residual drug remaining on the array.

Scope:

Approximately 49 arrays (controls and samples) will be evaluated for residual drug. Group 2a, Day 6 and Day 7 BA058-sMTS samples of each subject ([*] mcg) removed following dosing will be sent for residual drug analysis. Group 2b, Day 6 and Day 7 BA058-sMTS samples of each subject (Placebo and [*]mcg) removed following dosing will be send for residual drug analysis. Group 2c, Day 6 and Day 7 BA058-sMTS samples of each subject ([*] mcg) removed following dosing will be sent for residual drug analysis. Three BA058-sMTS unused samples from each dose (Placebo, [*] mcg, and [*] mcg) will be used as controls. Each BA058-sMTS will be analyzed in accordance with Method-07-001836.

Materials:

Forceps

Snap-cap polypropylene sample vials (5mL, Nalgene Part 6250-0005)

BA058-sMTS Control and sample patches (Placebo, [*] mcg, and [*] mcg) stored at -20°C.

Procedure:

Prepare the controls and samples as follows;

7.              Remove samples from -20°C storage and allow to reach room temp. (approx. 2 hours).

8.              Carefully remove one of the BA058-sMTS patches from the collar.

PATCHES THAT ARE DISLODGED FROM THE COLLAR DURING SHIPPING WILL NOT BE ASSAYED.

9.              Separate the large circular adhesive from the hard plastic disc containing the micro array needles by holding the array patch across the patch diameter with the thumb and finger.

DO NOT TOUCH THE MICRO ARRAY.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

8

10.       Pinch the thumb and finger together to bend the patch away from the array. (Figure A).

Figure A.                Use the forceps to grab the array from the bent adhesive patch.

11.       Use a forceps to grasp the array and to peel the array from the patch (Figure A).

12.       Place the disc containing the micro array into a labeled plastic snap cap container (needles-down orientation) and seal.

13.       Analyze each in accordance with Method-07-001836.

Projected Hours

HPLC analysis and review of data for 49 patches	[*] hours
Preparation, review, and release of report	[*] hours
Total	[*] hours

Deliverables

Summary report describing residual BA058 content of arrays.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

9

Workplan #3

RTC Process Development and Analytical Methods WORK PLAN SUMMARY

Objective

Determine operating conditions for RTC mixing and filtration that provide a robust process for preparing sterile, homogeneous ready-to-coat (RTC) formulation.  Following these experiments, the process and parameters for preparing RTC should be finalized.

Some method development efforts are also addressed below.

Background

[*]  Consequently, the RTC formulation is prepared by using a [*].  This results in a very inhomogeneous formulation that needs to be thoroughly mixed prior to sterile filtration.  Currently, the RTC is [*] for [*] prior to sampling.   An additional [*] of [*] does not appear to effect the concentration, but limited data is available at this time point[*] after the filtration step appears to substantially improve the consistency of the RTC.

Process efficiency is currently about [*].  Variations in filtration media and devices will be investigated to improve this number.

Scope

Observed response variables for the mixing experiments are average content, variance of the content, and viscosity.  Two mixing methods will be investigated: [*] (the current method) and [*], a [*].  For [*], three times ([*],[*],[*]min) prefiltration and four times ([*],[*],[*],[*] minutes) postfiltration will be tested.  For [*], three times will be investigated prefiltration ([*],[*],[*] minutes) and four times postfiltration ([*],[*] ,[*], and [*] minutes).    To investigate the effect of the RTC concentration, mixing will be performed with [*]% and [*]% bulk drug substance (w/w).  The current manufacturing process uses [*]% w/w.

Only one lot of BA058 will be used.  Any variability due to the lot of BA058 should be minimal due to controls on its composition.

Materials

14 g BA058

Miscellaneous lab supplies

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

10

Procedure

For each mixing technique, the prefiltration experiments will be performed.  The best prefiltration mixing time will be used for the postfiltration experiments.  The procedure will be repeated for the two concentrations of BA058.

The average and variance of the content will be determined by taking multiple samples from each mixing experiment and assayed using a validated HPLC method (Method-07-001836).   Viscosity of the RTC following each experiment will be tested using a Rheosense m-VROC.

Each experiment will use [*]  mL of RTC ([*] g of bulk drug substance).  Smaller volumes would not be indicative of performance at larger scales, and larger amounts result in exessive consumption of BA058.  The 14 g figure is considerably larger than previously quoted.  The previous quote assumed material could be saved by using the RTC from the mixing experiments to begin the coating process experiments.  Of course, unused RTC from this work will be saved for future use.

To determine the optimal approach to sterile filtration, a solution of BSA will be prepared with a viscosity similar to that of the current RTC.  This solution will be used to test filtration setups for easy of use and efficiency.  Once a suitable configuration is found, it will be tested by sterile filtering RTC and checking for changes in viscosity, purity, and content.

Projected Hours

Mixing Process Development

Perform mixing and take samples	[*] hours
HPLC analysis	[*] hours
Viscosity measurements	[*] hours
Prepare report	[*] hours
Mixing Process Total	[*] hours

Filtration Process Development

Trial filtration runs	[*] hours
Confirm filtration parameters	[*] hours
Prepare reports	[*] hours
Filtration Process Total	[*] hours
RTC Process Development Total	[*] hours

Deliverables

1.              Summary report describing mixing experiments

2.              Summary report describing filtration experiments

3.              Master Batch Record for the ready to coat

4.              Updated specifications for the ready to coat

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

11

Analytical Method Development

The following analytical method development activities are proposed. Method development covers laboratory activities intended to define the method. Authoring of method development reports and validation activities are separate and not included in the estimates given here.

Identification method	Uses current HPLC method, mix 1:1 sample with reference material, show that only one peak elutes from HPLC. Update method document.	[*] hours
Aggregation method	Develop size exclusion chromatography method to characterize any formation of aggregates in drug product	[*] hours
Release Method	Explore and develop method for release testing of microneedle patches.	[*] hours
Pouch Integrity	Adapt ASTM method to microneedle patches	[*] hours
Patch Adhesion	Adapt ASTM method to microneedle patches	[*] hours

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

12

Workplan #4

FDA RESPONSE WORK PLAN SUMMARY

Objective:

Respond to FDA’s questions regarding 3M’s manufacturing process and controls.

Scope:

A DMF will be prepared with information about 3M’s sMTS manufacturing process and controls.

Materials:

Not Applicable

Procedure:

Not Applicable

Projected Hours

Prepare, review, and submit DMF	[*] hours

Deliverables

1)             DMF will be filed with FDA.

2)             Radius will be provided with the DMF number and a letter of access.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

13

3M DRUG DELIVERY SYSTEMS CONTACT INFORMATION

For inquiries related to the proposal, please contact:

Mary Mathisen

Product Commercialization Manager

3M Drug Delivery Systems

3M Center, Bldg. 260-4N-12

St. Paul, MN 55144

Tel:  651-733-9125

Fax:  651-575-1729

Cell: 617-503-0861

E-Mail: mmathisen@mmm.com

Mark Tomai Ph.D.

Head of Vaccine Business

3M Drug Delivery Systems

3M Center, Bldg. 275-3E-10

St. Paul, MN 55144

Tel:  617-733-5375

Cell: 651-403-0455

E-Mail: matomai@mmm.com

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

14

Change Order Form # 6

Change order under Agreement dated:  Third Amendment to Development and Clinical Supplies Agreement dated 29 September 2010

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  Radius

Name:  Gary Hattersley

Company:  Radius

Date:  1 June 2011

Description of change:

3M has been requested to add 5ºC

8-month stability pull for CM-10-00503

3-month stability pull for TM-10-00569

3-month stability pull for TM-10-00570

4-month stability pull for TM-10-00584

@ [*] each pull.*

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc	Company: 3M
Name: Nick Harvey	Name: Mary Mathisen
Signature: /s/ Nick Harvey	Signature: /s/ Mary Mathisen
Position: CFO	Position: Commercialization Mgr
Date (dd/mm/yy): 6/16/11	Date (dd/mm/yy): 6/20/2011

* Confidential Treatment Requested by the Registrant.  Redact Portion Filed Separately with the Commission.

1

Change Order Form # 7

Change order under Agreement dated:  the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  3M

Name:  Tom Fenn

Company:  3M

Date:  8 June 2011

Description of change:

3M is requesting complete an analytical characterization of the impurities observed in the drug product.

BACKGROUND

Impurities are forming in the BA058-sMTS drug product.  These impurities elute [*]in the reverse phase HPLC chromatogram.  These impurities form much more quickly in the lots of [*] produced [*] than in the lots of [*] produced in the [*].  The cause for this has not been identified.  To solve this issue, more information about the identity of these impurities is needed.

PURPOSE

Identify the BA058-sMTS impurities at a level of detail sufficient to allow action to be taken to block their formation.

PROCEDURE

The work described below will be conducted by 3M’s Corporate Analytical Laboratory.  Be aware that this lab does not operate under GxP regulations.  As much as possible, HPLC conditions will match those used in previous impurities investigations conducted by Radius.

Degradation of BA-058

Exposure of BA-058 to [*]C and [*]% humidity produces about [*]% aggregation of the peptide after one week.  The retention times and peak areas of the impurities in samples aged in this fashion matches the results found in the aged drug product.

NMR

BA-058 drug substance and degraded BA-058 drug substance will be dissolved in D20 and characterized via two-dimensional NMR experiments to identify any new chemical

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

functionalities present in the aged sample.  Any differences observed will be analyzed to determine possible chemical reactions responsible for the formation of the impurities.

We estimate this work will require [*] hours and 100 mg of BA-058.

MADI-TOF

Aged BA-058 drug substance will be fractionated by HPLC.  Accurate mass determinations of the impurities will be attempted by analysis of the mass spectra of BA-058 drug substance, degraded BA-058 drug substance, and the HPLC fractions.  The instrument that will be used is a Bruker Daltonics Ultraflex II MALDI-TOF/TOF.

We estimate this work will require [*]  hours and 100  mg of BA-058.

LC/MS Accurate mass

Analysis of BA-058 peptide samples (BA-058 drug substance and aged drug substance) will be analyzed on an Agilent 6540 Q-TOF LC-MS/MS equipped with an electrospray ionization interface.  Accurate masses will be determined and peptide sequence information may be obtained by fragmentation.

We estimate this work will require [*] hours and 200 mg of BA-058

Summary
Task	Hours	BA-058 needed
NMR	[*]	100 mg
MALDI- TOF	[*]	100 mg
LC/LM Accurate mass	[*]	200 mg
Total	72 hours	400 mg

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 7/29/11		Date (dd/mm/yy): 2 August 2011

2

Change Order Form # 8

Change order under Agreement dated:  the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  Radius

Name:  Maria Grunwald and Gary Hattersley

Company:  3M

Date:  20 July 2011

Description of change:

Radius is requesting 3M manufacture 420 patches for an additional clinical study Radius wishes to conduct.  The product strength is [*]mcg/array.  3M will continue with development work in accordance with the Agreement.  The additional requirement of these supplies affects the process group ability to meet the timelines in the Work Plan attached to the Fourth Amendment.  The net effect is a delay in the delivery of Phase II supplies by 4 weeks.

Planned Usage	Number of Patches
Clinical study supplies	[*]
Release testing	[*]
Retains	[*]
Stability	[*]
Customer retains	0
Total Quantity	420

We estimate this work will require 375 hours and 1.3 grams of BA-058.  Delivery of the clinical supplies is estimated to be the week of September 26.

Estimate of additional out of pocket expenses

Gamma treatment	$1000
Decontamination of isolator and testing	$1500
Rodac plates	$500
Endotoxin testing	$600
Shipping costs	$500

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

1

Stability pulls — $[*]per pull point

Limited stability plan:  1, 3, 6, 12 months at 5°C and 1, 3, 6 at 25°C.  An intermediate time point to cover use period may be added at a later date.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	v/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 7/27/11		Date (dd/mm/yy): 7/28/11

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

2

- AMENDED AND RESTATED PROPOSAL -
RADIUS BA058 sMTS PROGRAM

EXECUTIVE SUMMARY

3M Drug Delivery Systems is pleased to provide Radius Health Inc. (Radius) with this estimate for development and delivery of Phase II clinical supplies for its BA058 product delivered via 3M’s solid Microstructured Transdermal System (sMTS).

This estimate supports the attached work plan summary and is based on information exchanged between Radius and 3M regarding the requirements for a BA058 sMTS product.  The scope of work outlined in the summary includes all activities required for formulation development and delivery of clinical supplies to enable Radius to perform a Phase II clinical study in humans.  As discussed with Radius, 3M will deliver clinical supplies no later than 14 months after the effective date of this Amendment and will use commercially reasonable efforts to accomplish delivery by March 15, 2012 if Radius approves the Phase II Workplan and initiates work on or before March 1, 2011.  If work does not commence on March lst 2011, 3 months must be added to the time below to provide sufficient ramp up time to obtain and train resources to re-initiate the project.  Effective July 20, 2011, Radius requested 3M manufacture additional Phase I clinical supplies in August 2011.  This will delay delivery of the Phase II clinical supplies four weeks later than previously stated in the Work Plan attached to the Agreement and the Milestone dates set forth below have been revised accordingly.

The estimate for the activities listed in the work plan summary is provided below:

	PROGRAM HOURLY ESTIMATE	TIMING
Scale-up Process Optimization and Preparation of GMP Supplies for Phase II Trial	[*]hours	(as per indicated in the above paragraph)
Direct Costs (Arrays and Applicators based on quantities defined below arrays for each strength and 300 applicators)	$[*] K

Deliverables, timing and assumptions are presented in the work plan summary.

3M reserves the right to revise this proposal if the intended scope of work deviates from the work outlined.  Any change in this proposal shall be subject to execution of a Change Order.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

3M Drug Delivery System	Confidential

1

WORIC PLAN SUMMARY

Objective:

The objective of the work plan is to optimize manufacturing and analytical activities around the production of BA058-sMTS which will be produced using a new automated process.  This work plan will result in the production of BA058-sMTS patches at three different dosage strengths, and a matching placebo patch.  This work plan will also support the application for and completion of a Phase 2 clinical study by Radius.

Deliverables:

•              Delivery of up to 3 distinct GMP clinical doses of BA058 sMTS product plus 1 placebo dose for a Phase II clinical study and supporting stability work.  This includes a maximum of 54,600 patches (detail for quantities is shown below.) and 300 POC applicators.  Any additional patches or applicators required to support the clinical trial, stability program and the requirement for clinical retains (as per 3M’s SOP for a non-bioequivalence clinical study) will be provided under a Change Order at Radius request and expense.

Planned usage	Active patches	Placebo patches
clinical study supplies	[*]	[*]
Release testing	[*]	[*]
Retains	[*]	[*]
Stability	[*]	0
3M SOP retains	[*]
Total quantity	14,200	12,000

•              Crossed over and validated analytical methods to monitor the manufacturing process, the release activities and the stability program

•              Stability data for each of the three active product lots through 2 years, as described below.

•              A stability program for the RTC formulation for up to 6 months as defined in this Workplan

•              3M shall establish and maintain proprietary Drug Master Files (DMFs) including information on the components, coating and drying manufacturing processes to support regulatory filings in the U.S. and Canada.  A right of reference to 3M’s DMFs will be granted to Radius to support regulatory filings in the U.S. and Canada.  Outside the U.S., 3M will provide Radius with information necessary to support regulatory filing in all countries where Clinical Development of BA058-sMTS is sited.

This estimate does not include the time associated with execution of the Phase II clinical studies nor completion of support stability.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

2

Milestones for the Workplan:

All dates assume Amendment signed by March 2, 2011.  Should the Amendment be signed at a later date, then the target dates for milestones need to be adjusted accordingly.

1.             Start preliminary RTC optimization — March 2, 2011

2.             March API requirements delivered by Radius to 3M — March 2, 2011

3.             Methods provided to 3M for crossover — March 4, 2011

4.             April API requirements delivered by Radius to 3M — April 1, 2011

5.             May API requirements delivered by Radius to 3M — May 1, 2011

6.             Initiation of coating optimization — May 1, 2011

7.             RTC optimization concludes — June 30, 2011

8.             July API requirements delivered by Radius to 3M — July 1, 2011

9.             Manufacture additional Phase I clinical supplies (150mcg/array) — by October 1, 2011

10.          Equipment installation — September 1, 2011

11.          Initiation of final optimization of coating and process verification — December 29, 2011

12.          Completion of coating process verification — January 31, 2012

13.          Release phase II supplies — by April 15, 2012

3M assumptions of the work plan:

•              Validated analytical methods exist and can be crossed over to 3M from Radius — if method development is required, a Change Order will be required at Radius expense

•              No more than 10 analytical methods need to be crossed over

•              Adequate GMP BA058 starting material will be provided free of charge to 3M for development and clinical supply manufacture by Radius for phase II clinical supplies.

•              Work plan assumes the use of the POC MTS applicator system and patch design in Phase 2.

•              Lot size is not to exceed the quantities listed above of GMP-grade BA058 sMTS arrays to best meet the needs of the Phase 2 study and stability program plans.

•              An additional three hundred units per dose will be manufactured for retains in accordance with 3M’s SOPs.  Any additional supplies beyond what is shown in the above table can be provided under a Change Order at Radius’ expense.

•              Phase II product will be manufactured as low bioburden compatible with the process for Phase 3.

•              sMTS patches and applicators for use in the Phase II clinical study will be bulk labeled by 3M and provided to Radius for further labeling according to the requirements of the clinical protocol.

•              Radius will be responsible for executing all elements (protocols, regulatory filings, conduct) of the Phase II trial.

•              The clinical trial will be conducted in countries to be identified by Radius.

•              Wear time associated with the array is 24 hours or less.

•              Stability studies on the product in support of Phase II will be a maximum of 2 years in length; the stability report will be completed within 4 months of the completion of the stability study.

3

•                                          DMFs for BA058-sMTS CCS and Coating and Drying Process will be filed at least 3 month prior to Phase 2 initiation.

Radius assumptions of the work plan:

•                                          The work plan will cover the currently planned activities related to the manufacturing and support of all Phase 2 transdermal clinical trial supplies.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                                          This work plan also covers the currently planned CMC/Quality activities required for support of the Phase 2 program for BA058-sMTS, including the 2-year ICH stability program.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                                          This work plan also covers the currently planned Regulatory activities required for support of the Phase 2 program for BA058-sMTS in the regions and countries selected for the study.  If additional activities are deemed necessary, such activities will be provided under a Change Order with budget and timelines agreed.

•                                          Patches will be supplied in quantities indicated in the above table to support the clinical trial, clinical retains and the stability program.  Any additional quantities required can be provided on a Change Order.

•                                          Phase 2 supplies will be manufactured with a low bioburden and will be compatible with the manufacturing process planned for Phase 3.

•                                          Phase 2 supplies will be manufactured with residual solvents consistent with USP 467 and its European equivalent, extractables,

•                                          Each major work plan task identified below will be associated with a protocol (either existing or to be written under a Change Order) and report, both to be reviewed and agreed with Radius.  Such reports may be redacted to protect 3M proprietary information

•                                          All manufacturing activities will be compliant with:

ICH Q1A(R2):  Stability Testing of New Drug Substances and Products 3M level 2 validation of analytical procedures.  3M will provide data supporting chemistry, manufacturing and control information necessary for regulatory filings with authorities in and outside the United States

WORKMAN SUMMARY OF TASKS:
BA058-sMTS Drug Product Development and
Manufacturing Process Scale-up including Phase 2 Supply Production

3M Environmental Health and Safety

Update Hazard Review

Update Risk Assessment (internal)

Update Animal Use Protocols

Qualification of Suppliers

4

3M Product Development

Terminal sterilization study

RM Receipt and Part Manufacture

RTC Optimization/Characterization

Formulation Optimization/Characterization

Process Optimization (including drying)

Packaging Optimization

[stability program is defined elsewhere]

Supply Production for additional Bridging Tox, if required (additional charge)

3M Product Scale-up to Phase 2

RM Receipt and Part Manufacture

System Integration

Product Development/Optimization:  RTC Optimization, Process Optimization

Process/Product Verifications

3M Support for Execution of Phase 2 Supply Manufacture

Validate Analytical Methods required for the manufacturing process, release and stability programs associated with the Phase 2 clinical trial supplies

Development and Verification of Specifications for Phase 2

Development and Verification of Shipping and Storage Requirements

Update Regulatory Documentation:  Provide up-to-date Drug Product CMC data to support updated IND, File Product Specific DMFs (sMTS-BA058 CCS and sMTS-BA058 Coating and Drying Process)

3M Phase 2 Supply Manufacture and Stability

RM Receipt and Part Manufacture

RM and Component Clearance

RTC Formulation Manufacture and Clearance

Execute Clinical Tickets:  Applicator Construction, estimated 300 units; three active doses at a maximum as indicated in the table above.

Stability of RTC at 5C/ambient RH — 1, 3, 6 months

Stability of RTC at 25C/60% RH — 2 days, 1 week

Stability of Phase 2 Supplies:  5C/ambient RH — 1, 3, 6, 9, 12, months; 25C/60% RH - 1, 3, 6, 9, 12, months; 40C/75% RH — 1, 3, 6 months

Clear, release and ship Clinical Supplies

Radius Clinical Supplies Manufacturing Tasks

Provide GMP-grade, BA058 API, ready for formulating

Receive, label and release Phase II clinical supplies

Author Investigators Brochure and IND submission

Write clinical protocol, define safety and efficacy endpoints

5

Execute or oversee the Phase II clinical study

6

3M DRUG DELIVERY SYSTEMS CONTACT INFORMATION

For inquiries related to the proposal, please contact:

Mary Mathisen
Product Commercialization Manager
3M Drug Delivery Systems
3M Center, Bldg. 260-4N-12
St. Paul, MN 55144
Tel:  651-733-9125
Fax:  651-5751729
Cell:  651-503 0861
E-Mail:

Mark Tomai Ph.D.
Head of Vaccine Business
3M Drug Delivery Systems
3M Center, Bldg. 275-3E-10
St. Paul, MN 55144
Tel:  651-733-5375
Cell:  651-403-0455
E-Mail:

7

Addendum to Change Order Form # 8

Change order under Agreement dated:  the Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  Radius

Name:  Maria Grunwald and Gary Hattersley

Company:  3M

Date:  20 July 2011, Addendum 12 August 2011

Description of change:

As per Change Order #8, Radius has requested 3M manufacture 420 patches for an additional clinical study Radius wishes to conduct. An additional 12 patches are required per the addendum for visual inspection at time of release.  The product strength is [*]mcg/array.

Planned Usage	Number of Patches
Clinical study supplies	[*]
Release testing	[*] + 12 (visual inspection)
Retains	[*]
Stability	[*]
Customer retains	0
Total Quantity	420 + 12 = 432

The addendum to change order 8 is estimated to add 58 additional hours including, but not limited to visual examination of returned arrays and residual drug content analysis on [*] arrays.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

1

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/Nick Harvey	Signature:	/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): August 12, 2011		Date (dd/mm/yy): 16 August 2011

2

Change Order Form # 9

Change order under Agreement dated:  The Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  3M

Name:  Tom Fenn

Company:  3M

Date:  22 July 2011

Description of change:  Change Order to conduct initial manufacturing experiments for new strength, [*]mcg/array.

Radius is requesting 3M manufacture a new lower strength [*] mcg/array.  3M has not coated this strength before and proposes the following series of experiments:

Exp #1 - First screening of formulations and well depths on ATS in existing wells - total of 6.5 days

Exp #2 - Second screening of formulations and well depths on ATS in existing wells - total of 6.5 days

Exp #3 - Verification of well depth and wt% BA058 - total of 6.25 days

Efforts include drafting and approval of protocols, preparation of RTC and arrays, GMP experimentation, HPLC analysis and visual examination of coated arrays.

We estimate this work will be conducted over a 4 week period and require approximately 300 hours.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr

* Confidential Treatment Requested by the Registrant.  Redacted Potion Filed Separately with the Commission.

Date (dd/mm/yy): August 10, 2011	Date (dd/mm/yy): 12 August 2011

Change Order Form # 10

Change order under Agreement dated:  The Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).  Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  Radius

Name:  Gary Hattersley

Company:  3M is providing this proposal for a formal stability bracketing study

Date:  28 September 2011

Description of change:  Change Order to conduct a formal stability study bracketing study on approximately [*]% peptide by weight coated on [*] mcg/array and [*] mcg/array in Phase II packaging with/without desiccant.

Radius is requesting 3M manufacture [*]mcg and [*]mcg/array strengths and place on formal stability.  The [*] and [*]mcg/array strength will be packaged with desiccant; in a 3rd arm of the study, [*]mcg/array samples will be packaged without desiccant.  Attached is proposed stability study.

Drug Product Testing

Condition	Tests	Time points
NA	Content, Purity, Total Moisture, Depth of Coating, in vivo release	Initial

25C	Content, Purity, Aggregation	1,2,3,6 months
25C	Total Moisture	3, 6 months
5C	Content, Purity, Aggregation	1, 3, 6, 9, 12 months
5C	Total Moisture	3, 6, 12 months

Ready-to-Coat Testing

Condition	Tests	Time points
NA	Content, Purity, Viscosity	Initial
25C	Content, Purity	12 hours, 24 hours, 2 days, 3 days
25C	Viscosity	12 hours, 2 days
5C	Content, Purity, Viscosity	1 month, 2 months, 3 months

* Confidential Treatment Requested by the Registrant.  Redact Portion Filed Separately with the Commission.

3M estimates this work will be conducted over a 2-3 week period and require approximately 270 hours.  The stability costs for the RTC will be $[*]per pull point.  The stability costs for the arrays will be $[*]per pull point.  7.1 grams of BA-058 will be needed.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 29/9/11		Date (dd/mm/yy): 3 October 2011

STRICTLY CONFIDENTIAL

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Change Order Form # 12

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Mark Tomai

Company:  3M

Date:  03 Feb 2012

Description of change:

Radius has requested further development of a ready-to-coat formulation for preparation of sMTS supplies with increased stability compared to the current formulation.

OBJECTIVE

Optimize a new formulation for sMTS-BA058 to target a scalable formulation with a final configuration that provides 2 years stability under refrigerated conditions and 3 month stability at [*]C.

BACKGROUND

Initial experiments in using excipients to stabilize the sMTS-BA058 drug product show that certain excipients can dramatically increase the stability of the drug product.  These changes need to be investigated and evaluated with container-closure system (CCS) options.

PROCEDURE

1.              A composition and coatability study designed as a factorial experiment examining the effect of API concentration and different excipients.

2.              A drying study to determine the effect of a drying step on the performance of the trial formulations will be completed.  The study will be started concurrently with Step 1, as coated arrays are prepared.

3.              A study evaluating the potential for terminal sterilization of trial formulations will be completed.  Generally, the FDA requires proof that terminal sterilization is not feasible prior to giving approval of a product prepared by aseptic techniques.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Therefore, this study needs to be completed to support strategic planning for development of the commercial product.

DELIVERABLES

•                  Formulations designed for improved stability.

•                  Development report describing viability of terminal sterilization for sMTS-BA058.

TIMING

The required effort in hours, duration of the study in months, and expected end dates (assuming a 01 Mar 2012 start date) for the major tasks covered by this work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	End Date
Composition and Coatability	[*]	3	20 May 2012
Terminal Sterilization Evaluation	[*]	2	27 May 2012
Drying Study	[*]	4	20 Jul 2012

Total elapsed time estimated: 4 months

Total hours estimated: [*] hours

Total direct costs: ~ $40,000

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: B. N. Harvey		Name: Mark Tomai

Signature:	/s/ B.N. Harvey	Signature:	/s/ Mark Tomai
Position: CFO		Position: Head of MTS Business Development

Date (dd/mm/yy): 23/02/12		Date (dd/mm/yy): 23/02/12

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

STRICTLY CONFIDENTIAL

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and
240.24b-2

Change Order Form # 13

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Mark Tomai

Company:  3M

Date:  12Apr2012

Description of change:

Radius has requested further development of a ready-to-coat formulation for preparation of sMTS supplies with increased stability.

OBJECTIVE

Test stability of new formulations for sMTS-BA058 to target a scalable formulation with a final configuration that provides long-term stability under refrigerated conditions and supports short-term exposure at [*]C.  Prepare associated documentation to support clinical use of the new formulation.

BACKGROUND

A composition and coatability study is described in Change Order 12.  This Change Order describes the work needed to assess the stability of the formulation options developed in Change Order 12, and the effect of container-closure system (CCS) options.

PROCEDURE

1.              A stability study examining the effect of packaging.  The study uses the arrays coated under Change Order 12, and will be started concurrently with Change Order 12 as coated arrays are prepared.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

DELIVERABLES

•                  Stability Testing:

•                  [*]°C/ambient

•                  [*], [*], and [*] months for up to [*] formulations

•                  [*], [*], [*], [*], and [*] months for up to [*] formulations

•                  [*]°C/[*]%RH

•                  [*], [*], and [*] months for up to [*] formulations

•                  [*], [*], [*], [*], and [*] months for up to [*] formulations

•                  Formulation Screening Testing:

•                  [*]°C/[*]%RH at [*], [*], and [*] months for up to [*] formulations

•                  Tests to include:

•                  Content and purity at all time points

•                  Moisture and either dissolution or in-vivo release at initial time point and at [*] months, only

•                  Development report on effect of packaging options and final drying process, if any.

•                  Development report supporting performance and characterization of selected formulation.

TIMING

The required effort in hours, duration of the study in months, and expected end dates for the study covered by this work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	End Date
Stability Study	[*]	24	May 2014

Total elapsed time estimated: 2 years

Total hours estimated: [*] hours

Total direct costs: ~ $3,000

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mark Tomai
Signature:	/s/ Nick Harvey	Signature:	/s/ Mark Tomai
Position: CFO		Position: Head of MTS Business Development
Date (dd/mm/yy): 30/04/12		Date (dd/mm/yy): 01/05/12

3

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

Change Order Form # 14

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius Health, Inc.

Name: Michele Gehrt

Company:  3M

Date:  20Jul2012

Description of change: Radius has requested the addition of work to perform residual drug analysis and microscopic evaluation of BA058-sMTS patches and arrays (placebo, 50, 100, and 150 mcg/array) following use in the Phase II Clinical Study.

SCOPE:

[*] patches will be returned to 3M for residual drug analysis and microscopic evaluation.  The 11 clinical sites will collect the patches and ship them to 3M on a monthly basis.  The patches will be labeled with patient number, sample date, visit number and kit number.  The patches will be stored (at the clinical sites, 3M and PACE) and shipped at [*]°C.  Upon receipt at 3M, the samples will be segregated according to visit number. Patches that are dislodged from the collar during shipping will not be tested.  The analyses will be done at the end of the clinical study at which time Radius will instruct 3M to select certain patches by patient number.

Residual drug analysis will be done using 3M Method-07-001836.

Microscopic analysis will be done using a [*]x magnification and looking for microneedle fracture, breakage, chipping, deformation, or other damage.  Results for each array will be recorded on the attached observations sheet (Attachment 1) and observation summary sheet (Attachment 2).  Digital photos will be recorded.  An example image is included as Attachment 3.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The following table summarizes the patches to be analyzed.

Description	Number of Patches
Used patches for Microscopic Analysis • [*] patches per dose • 4 doses: placebo, 50 mcg, 100 mcg, 150 mcg • Patches collected at Day [*]	[*]
Un-used patches for Microscopic Analysis • [*] patches per dose • 2 doses: placebo, 150 mcg • Patches collected at end of study (Day 180)	[*]
Used patches for Residual Drug Analysis • [*] patches per dose per timepoint • 4 doses: placebo, 50 mcg, 100 mcg, 150 mcg • Patches collected at Day [*], Day [*], Day [*]	[*]

DELIVERABLES:

•                  Summary report describing residual BA058 content of arrays

•                  Summary report describing the type and frequency of visual observations.

TIMING:

The estimated effort in hours is summarized in the table below.

Task	Estimated Effort (hours)
Preparation, review and approval of testing protocols and reports	[*]
Collection and organization of samples	[*]
Residual drug analysis and microscopic analysis	[*]
Total additional hours	[*]

Total estimated hours:  [*]

Estimated completion date:  August 2013 (60 days after end of clinical study)

Total estimated direct costs:  $5,000 (analytical supplies and storage costs at PACE)

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Michele Gehrt
Signature:	/s/ Nick Harvey	Signature:	/s/ Michele Gehrt
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 15/08/2012		Date (dd/mm/yy):15/08/2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 1 — OBSERVATIONS

Sample ID:

Describe appearance of patch:

Enter code for damaged array on to chart.

Codes: R — break, C — chip, K — crack, D — bend, L — blunt, F — partial fill

Add sequence number for digital image.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT 2 — SUMMARY OBSERVATIONS

Sample ID	Microneedle fracture (breaks, cracks, and chips)			Deformation of the needle (bends and/or blunting)		Comments
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Breaks	Cracks	Chips	Bends	Blunting

ATTACHMENT 3 — EXAMPLE IMAGE

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

Change Order Form # 15

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius Health, Inc.

Name: Michele Gehrt

Company:  3M

Date:  16July2012

Description of change: Radius has requested the addition of work to perform qualification testing of (3) lots of Phosphate Buffer Solution (from Amresco) per the findings of the QP audit.

SCOPE:

Three (3) different lots of Phosphate Buffer Solution (PBS) are to be sourced from Amresco and qualification testing to be performed.  The testing will include appearance (color, clarity, odor), pH and sterility and will be performed by Nelson Labs. Two (2) lots are available immediately and the testing of these two lots will be initiated upon receipt at Nelson labs.  The third lot will not be available for approximately 6-8 weeks dependent upon the depletion of inventory at the supplier.  This lot will be tested as soon as available.

DELIVERABLES:

•                  Test results for appearance, pH and sterility

TIMING:

The estimated effort in hours and costs are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Cost (dollars)
3M Coordination of testing (ordering, shipping, reporting)	[*]	[*]
PBS	[*]	[*]
Nelson Labs: appearance, pH and sterility analysis	[*]	[*]
Total additional hours/cost	[*]	$2,150

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Estimated completion date (4 weeks after receipt of PBS):  August 2012 for two (2) lots; October 2012 for the third lot (depending on availability from Amresco).

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Michele Gehrt
Signature:	/s/ Nick Harvey	Signature:	/s/ Michele Gehrt
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 16/07/2012		Date (dd/mm/yy): 16/07/2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Change Order Form # 19

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011. Change Order #10 dated 03Oct2011.

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Michele Gehrt

Company:  3M

Date:  03Oct2012

Description of change: Radius has requested additional testing for the bracketing stability study beyond that described in Change Order #10.   The bracketing stability study includes drug product containing 50 and 150 mcg BA058 per array.  The drug product was packaged with and without desiccant.

There are sufficient supplies in the stability chambers to allow six additional stability time points.  Attached is a proposed extension to the bracketing stability study.  Testing will only be performed on the supplies packaged in desiccant.

Drug Product Testing

Condition	Tests	Time points
5C	Content and Purity	11, 13, 14, 15, 18, 24 months

3M estimates this work (each pull point) will be conducted over a 2-3 week period.  The stability costs for the arrays will be $[*] per pull point per lot.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect. The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Michele Gehrt
Signature:	/s/ Nick Harvey	Signature:	/s/ Michele Gehrt
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 07/12/2012		Date (dd/mm/yy):10/12/2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 21

Change order under Agreement dated: Fifth Amendment to Development and Clinical Supplies Agreement dated December 14, 2012

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s Abaloparatide compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Michele Gehrt

Company:  3M

Date:  26Feb2014

Description of change:

Radius has requested that 3M redevelop the Abaloparatide sMTS product to achieve a PK profile comparable to Abaloparatide-SC, as evaluated in [*].

OBJECTIVE

Redevelop the Abaloparatide product to achieve a PK profile comparable to SC injection. Redevelopment may include changes in [*], [*] or [*].  Prepare iterations of the optimized product for evaluation in [*] studies.

BACKGROUND

Results of the Phase II study showed lower than expected efficacy of the sMTS product when compared with the SC product.  Radius would like to determine if improved efficacy can be achieved with the sMTS product by changing the product to more closely match the PK profile of Abaloparatide achieved with SC injection.

PROCEDURE

3M anticipates working through several product iterations in an effort to achieve a more efficacious PK profile for Abaloparatide sMTS.  Planned iterations may include an evaluation of various [*] or [*], [*] and/or [*], and [*], all targeting [*] (relative to Phase II) [*] of BA058 over a [*] period of time.  In developing product iterations, 3M would expect to evaluate potential product configurations via [*],

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

[*] and [*]([*]).  3M would anticipate producing and packaging supplies to support approximately [*] rounds of in-vivo [*] studies (to be executed by Radius at a CRO). After the first [*] study, the use of [*] as an animal model would be reevaluated for its applicability.  If no correlation is seen between the [*] and [*] studies then this change order would be updated to reduce the use of the [*] model in subsequent iterations. These studies may be supported by minimal stability valuations to verify the integrity of the study. Upon agreement by the JTT, each round of [*] studies may contain up to ([*]) [*] product configurations.  Supplies for [*] studies would be produced as for past preclinical studies ([*], [*]) and shipped to the facility of Radius’ designation.  Stability for promising configurations would be characterized only grossly.  More complete stability characterization is anticipated in the next stage of work, once a promising product configuration has been identified via this evaluation.

3M anticipates detailed technical discussions of product development efforts with Radius throughout development and informed by the [*] PK studies carried out during this development period.  These PK data will be used along with data collected by 3M to help determine favorable product development plans.

DELIVERABLES

•                  Several product iterations characterized by 3M as described above, targeting the necessary PK profile identified by Radius as likely to enhance efficacy.

•                  Samples (approx [*] patch assemblies) for promising configurations agreed to by the JTT for further evaluation by Radius in [*].  It is estimated that [*] studies may be needed during this evaluation period.

•                  Gross stability evaluations for promising patch assembly configurations.

TIMING

The required effort in hours, duration of the study in months, and expected end dates for the study covered by this work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	Estimated Direct Costs ($)	Estimated End Date*
Reformulation Tasks; Assessment of Release in [*]; Preparation of Samples for PK Evaluation in [*]	2626	4	$3,657	31Jul2014

*timing depends on duration of [*] studies

Total Estimated Costs:  $568,247

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Robert Ward		Name: Michele Gehrt
Signature:	/s/ Robert Ward	Signature:	/s/ Michele Gehrt
Position: CEO		Position: Commercialization Mgr
Date (dd/mm/yy): 18/03/14		Date (dd/mm/yy): 19/03/2014

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 22

Change order under Agreement dated: Fifth Amendment to Development and Clinical Supplies Agreement dated December 14, 2012

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’ Abaloparatide compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Michele Gehrt

Company:  3M

Date:  21Jan2015

Description of change:

Radius has requested that 3M continue to progress the redevelopment of the Abaloparatide sMTS product to achieve a PK profile comparable to Abaloparatide-SC, as evaluated in non-human [*].  This change order will progress the work completed in Change Order #21.

Scope:

3M to continue to redevelop the Abaloparatide product to achieve a PK profile comparable to SC injection. Redevelopment may include changes in [*], [*] or [*].  3M to prepare up to [*] product configurations for evaluation in non-human [*] studies.

Assumptions:

•                  3M will progress several product configurations that will build on the knowledge from previous work.

•                  3M will evaluate potential product configurations via [*], [*] and  [*] ([*])

•                  The JTT will meet to review and agree upon the product configurations to be taken into each [*] study.

•                  Supplies for [*] studies would be produced as for past preclinical studies ([*], [*]) and shipped to the facility of Radius’ designation.

•                  Stability for promising configurations would be characterized only grossly

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

DELIVERABLES

•                  Samples (approx [*] patch assemblies) for promising configurations agreed to by the JTT for further evaluation by Radius in [*].  It is estimated that up to [*] product configurations would be provided for [*] studies during this evaluation period.

•                  Gross stability evaluations for promising patch assembly configurations (limited testing at up to [*] time points for [*] storage condition).

TIMING

The required effort in hours, duration of the study in months, and expected end dates for the study covered by this work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	Estimated Direct Costs ($)	Estimated End Date*
Reformulation Tasks; Assessment of Release in [*]; Preparation of Samples for PK Evaluation in [*]	910	2	$2,500	31Mar2015

*timing depends on duration and scheduling of [*] studies

Total Estimated Costs:  $ 198,150

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: B.N. Harvey		Name: Michele Gehrt
Signature:	/s/ B.N. Harvey	Signature:	/s/ Michele Gehrt
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 3/2/15		Date (dd/mm/yy): 03/02/15

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.